                                                                    EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                             OF CUMULUS MEDIA INC.


         Cumulus Media Inc., a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

                  1. The name of the corporation is "Cumulus Media Inc." (referred to herein as the "Company").

                  2. The Certificate of Incorporation of the Company originally was filed with the Secretary of State of the State of Delaware on November 8, 2001.

                  3. The name under which the Company was originally incorporated was "AA Blocker Acquisition Corp.," which was changed to "Cumulus Delaware Inc." on May 30, 2002, and which was changed to "Cumulus Media Inc." on July 31, 2002.

                  4. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation, as heretofore amended, of the Company and has been duly adopted by the Board of Directors and the stockholders of the Company and has been duly executed and acknowledged by the officers of the Company in accordance with the provisions of Sections 103, 228, 242 and 245 of the Delaware General Corporation Law.

                  5. The text of the Certificate of Incorporation of the Company is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

         The name of the Company is Cumulus Media Inc.

                                  ARTICLE II

                                REGISTERED AGENT
                             AND REGISTERED OFFICE

         The registered agent of the Company is The Corporation Trust Company and the registered office of the Company is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


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                                  ARTICLE III

                                    PURPOSE

         The purpose or purposes for which the Company is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Delaware General Corporation Law, as amended. The Company shall have perpetual existence.

                                  ARTICLE IV

                               AUTHORIZED SHARES

         The aggregate number of shares which the Company is authorized to issue is 170,262,000, divided into four classes consisting of: (i) 100,000,000 shares designated as Class A Common Stock, $.01 par value per share (hereinafter referred to as the "Class A Common Stock"); (ii) 20,000,000 shares designated as Class B Common Stock, $.01 par value per share (hereinafter referred to as the "Class B Common Stock"); (iii) 30,000,000 shares designated as Class C Common Stock, $ .01 par value per share (hereinafter referred to as the "Class C Common Stock"), and (iv) 20,262,000 shares of Preferred Stock, $.01 par value per share (hereinafter referred to as the "Preferred Stock"); of which 250,000 shares are designated as 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 (the "Series A Preferred Stock"), having the voting powers, preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereon, as set forth on Appendix A attached hereto and made a part of this Amended and Restated Certificate of Incorporation, and of which 12,000 shares are designated as 12% Series B Cumulative Preferred Stock (the "Series B Preferred Stock"), having the voting powers, preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereon, as set forth on Appendix B attached hereto and made a part of this Amended and Restated Certificate of Incorporation. The Class A Common Stock, Class B Common Stock, and Class C Common Stock shall be referred to collectively herein as the "Common Stock".

                                   ARTICLE V

                             TERMS OF COMMON STOCK

         Except with regard to voting and conversion rights, shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock are identical in all respects. The preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the Common Stock and the various classes of Common Stock shall be as follows:

SECTION 1.        VOTING RIGHTS.

         (a) General Rights. The holders of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held on the record date therefor on any matter submitted to a vote of the stockholders of the Company. Except as may be required by law or by Section 2 of Article VII, the holders of shares of Class B Common Stock shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Company; provided,


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


however, that this sentence is not intended to detract from or limit the consent rights of certain holders of Class B Common Stock as set forth in
Section 1(c) of this Article V. The holders of shares of Class C Common Stock shall be entitled to ten (10) votes for each share of Class C Common Stock held on the record date therefor on any matter submitted to a vote of the stockholders of the Company; provided, however, that during the period of time commencing with the date of conversion of any Class B Common Stock to Class C Common Stock held by either BA Capital or SWIB and ending with the date on which BA Capital and SWIB (together with their respective Affiliates) each ceases to beneficially own at least five percent (5%) of the aggregate number of shares of all classes of Common Stock held by such entity immediately prior to the consummation of the Offering, the holders of shares of Class C Common Stock shall be entitled to one (1) vote for each share of Class C Common Stock held on the record date therefor on any matter submitted to a vote of the stockholders of the Company.

         (b) Voting in General. The holders of Class A Common Stock and the holders of Class C Common Stock shall vote together, as a single class, on all matters submitted for a vote to the stockholders of the Company.

         (c) Consent to Fundamental Action. The express written consent of Consent Right Holders holding a majority of that number of shares of Class B Common Stock held in the aggregate by all Consent Right Holders shall be required for the taking of any Fundamental Action. Such consent is in addition to the approval required by Section 1(b) of this Article V. The term "Consent Right Holder," at any given time, means a Person who owns at least one (1) share of Class B Common Stock at such time, and who held at least one (1) share of Class B Common Stock immediately prior to the consummation of the Offering, and who (together with such Person's Affiliates) beneficially owns at such time a number of shares of the Common Stock of the Company equal to or greater than fifty percent (50%) of the number of shares of Common Stock held by such Person immediately prior to the consummation of the Offering.

SECTION 2.        DIVIDENDS.

         After payment of the preferential amounts to which the holders of any shares ranking prior to the Common Stock shall be entitled, the holders of Common Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, from funds lawfully available therefor, such dividends as may be declared by the Board of Directors of the Company from time to time. When and as dividends are declared on Common Stock, the holders of shares of each class of Common Stock will be entitled to share ratably in such dividend according to the number of shares of Common Stock held by them; provided, however, that in the case of dividends or other distributions payable on Common Stock in shares of Common Stock, including distributions pursuant to share splits or dividends, only Class A Common Stock will be distributed with respect to Class A Common Stock, only Class B Common Stock will be distributed with respect to Class B Common Stock and only Class C Common Stock will be distributed with respect to Class C Common Stock. In the event any class of Common Stock is split, divided or combined, each other class of Common Stock simultaneously shall be proportionately split, divided or combined.


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SECTION 3.        LIQUIDATION, DISSOLUTION OR WINDING-UP.

         In the event of any liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which the holders of any shares ranking prior to the Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of shares of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be entitled to share pro rata in the remaining assets of the Company in proportion to the respective number of shares of Common Stock held by each holder compared to the aggregate number of shares of Common Stock outstanding.

SECTION 4.        MERGER OR CONSOLIDATION.

         In the event of a merger or consolidation of the Company, shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock shall be treated identically, except with respect to voting and conversion rights as specifically described in this Article V.

SECTION 5.        CONVERTIBILITY AND TRANSFER.

         (a) Conversion of Class B Common Stock. Each holder of Class B Common Stock is entitled to convert at any time or times all or any part of such holder's shares of Class B Common Stock into an equal number of shares of Class A Common Stock or an equal number of shares of Class C Common Stock; provided, however, that the prior consent of any governmental authority required under any applicable law, rule, regulation or other governmental requirement to make such conversion lawful shall have first been obtained and provided further, that such holder is not at the time of such conversion a Disqualified Person.

         (b) Conversion of Class C Common Stock. Each holder of Class C Common Stock is entitled to convert at any time or times all or any part of such holder's shares of Class C Common Stock into an equal number of shares of Class A Common Stock; provided, however, that the prior consent of any governmental authority required under any applicable law, rule, regulation or other governmental requirement to make such conversion lawful shall have first been obtained; and provided further, that such holder is not at the time of such conversion a Disqualified Person. In the event of the death of any Principal or the Disability of any Principal which results in termination of such Principal's employment with the Company, the shares of Class C Common Stock held by such deceased or disabled Principal or any Related Party or Affiliate of such deceased or disabled Principal shall automatically be converted into one (1) share of Class A Common Stock. The holder of such converted shares shall have no further rights as a holder of Class C Common Stock with respect to such converted shares, but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class C Common Stock have converted pursuant to this Section 5(b). Such holder shall exchange the certificates representing such converted Class C Common Stock for certificates representing Class A Common Stock.

         (c)      Transfer of Certain Shares.

                  (i) A record or beneficial owner of shares of Class B Common Stock, or of Class C Common Stock that at any time was converted from Class B Common Stock, may transfer such shares (whether by sale, assignment, gift, bequest, appointment or otherwise) to any


                                       4
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transferee; provided, however that (i) the prior consent of any governmental authority required under applicable law, rule, regulation or other governmental requirement to make such transfer lawful shall have first been obtained, and
(ii) the transferee is not a Disqualified Person. Concurrently with any such transfer, each such transferred share of Class B Common Stock or Class C Common Stock shall automatically be converted into one (1) share of Class A Common Stock. The holder of such converted shares shall have no further rights as a holder of Class B Common Stock or Class C Common Stock with respect to such converted shares but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class B Common Stock or Class C Common Stock have converted pursuant to this Section 5(c)(i). Such holder shall exchange the certificates representing such converted Class B Common Stock or Class C Common Stock for certificates representing Class A Common Stock.

                  (ii) A record or beneficial owner of shares of Class C Common Stock may transfer such shares (whether by sale, assignment, gift, bequest, appointment or otherwise) to any transferee; provided, however, that
(i) the prior consent of any governmental authority required under applicable law, rule, regulation or other governmental requirement to make such transfer lawful shall have first been obtained, and (ii) the transferee is not a Disqualified Person and provided further, that if the transferee is not an Affiliate or a Related Party of a Principal, then, concurrently with any such transfer, each such transferred share of Class C Common Stock shall automatically be converted into one (1) share of Class A Common Stock. The holder of such converted shares shall have no further rights as a holder of Class C Common Stock with respect to such converted shares but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class C Common Stock have converted pursuant to this
Section 5(c)(ii). Such holder shall exchange the certificates representing such converted Class C Common Stock for certificates representing Class A Common Stock.

         (d) Condition Precedent to Transfer or Conversion. As a condition precedent to any transfer or conversion of any shares of Class B Common Stock or Class C Common Stock, the transferor shall give the Company not less than five (5) business days prior written notice of any intended transfer or conversion and the intended transferee or the Person who will hold the converted shares, as applicable, shall promptly provide the Company with any information reasonably requested by the Company to enable the Company to determine whether such intended transferee or holder of converted shares is a Disqualified Person.

         (e)      Conversion.

                  (i) Effective Time of Conversion. The conversion of shares of Class B Common Stock or Class C Common Stock, as the case may be, will be deemed to have been effected as of the close of business on the date on which occurs the last to occur of the following events:

                           (A)      The certificate or certificates
representing the shares of Class B Common Stock or Class C Common Stock to be converted have been surrendered to the principal office of the Company with duly executed conversion instructions and, if applicable, transfer instructions;


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


                           (B)      All information requested by the Company,
for the purpose of making the determination contemplated by Section 5(d) of this Article V, has been provided to the Company and the Company has determined that the intended transferee is not a Disqualified Person; and

                           (C)      All consents contemplated by Section
5(c)(i) of this Article V have been obtained and evidence thereof satisfactory to the Company has been provided to the Company.

At such time as such conversion has been effected, the rights of the holder of such shares will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Class C Common Stock or Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of the Class C Common Stock or the Class A Common Stock so issuable by reason of the conversion.

                  (ii) Deliveries Upon Conversion. As soon as possible after a conversion has been effected (but in any event within three (3) business days), the Company will deliver to the converting holder:

                           (A)      a certificate or certificates representing
the number of shares of Class A Common Stock or Class C Common Stock issuable by reason of such conversion in such name or names and such denominations as the converting holder has specified; and

                           (B)      a certificate representing any shares of
Class B Common Stock or Class C Common Stock which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

                  (iii) No Charges. The issuance of certificates for shares of Class A Common Stock or Class C Common Stock upon conversion of Class B Common Stock or Class C Common Stock will be made without charge to the holders of such Common Stock for any issuance tax in respect of such issuance or other costs incurred by the Company in connection with such conversion and the related issuance of shares of Class A Common Stock or Class C Common Stock, except for any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the surrendered certificate is registered. Upon conversion of a share of Class B Common Stock or Class C Common Stock, the Company will take all such actions as are necessary in order to ensure that the Class A Common Stock or Class C Common Stock issued or issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                  (iv) No Adverse Action. The Company will not close its books against the transfer of Class A Common Stock or Class C Common Stock issued or issuable upon conversion of Class B Common Stock or Class C Common Stock in any manner which interferes with the timely conversion of Class B Common Stock or Class C Common Stock.

                  (v) Sufficient Shares. The Company shall at all times have authorized, reserved and set aside a sufficient number of shares of Class A Common Stock and Class C Common Stock for the conversion of all shares of Class B Common Stock then outstanding. The Company shall at all times have authorized, reserved and set aside a sufficient number of shares of Class A Common Stock for the conversion of all shares of Class C Common Stock then outstanding.


                                       6
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SECTION 6.        DISQUALIFIED PERSON.

         In event that a Person is or becomes a Disqualified Person, such Person shall promptly take any and all actions necessary or required by the FCC to cause such Person to cease being a Disqualified Person, including, without limitation, (i) divesting all or a portion of such Person's interest in the Company, (ii) making an application to or requesting a ruling from and/or cooperating with the Company in any application to or request for a ruling from the FCC seeking a waiver for or an approval of such ownership, (iii) divesting itself of any ownership interest in any entity which together with such Person's interest in the Company makes such Person a Disqualified Person, (iv) entering into a voting trust whereby such Person's interest in the Company will not make such Person a Disqualified Person, or (v) subject to any Board of Directors and/or vote of Class B Common Stock holders required under Article VII hereof, exchanging such Person's shares of Common Stock for Class B Common Stock.

SECTION 7.        LEGEND.

         Each Certificate representing shares of Common Stock shall bear a legend setting forth the restrictions on transfer and ownership which apply to the shares represented by such Certificate.

SECTION 8.        DEFINITIONS.

         For the purposes of this Certificate of Incorporation, the following capitalized terms shall have the meanings set forth below:

         "Affiliate" shall be defined as set forth in Rule 144 promulgated under the Securities Act.

         "Applicable Period" shall be defined as set forth in Article VII,
Section 1.

         "BA Capital" shall mean (i) BA Capital Company, L.P., a Delaware limited partnership and successor in interest to NationsBanc Capital Corp. ("NBCC"), and any entity that is a successor to BA Capital Company, L.P., and
(ii) NBCC prior to the time that BA Capital Company, L.P. succeeded to NBCC's interests.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person or group of related Persons (a "Group") (as such terms are used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal, (ii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any Person or Group other than a Principal or Related Party of a Principal becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and 13d-5 under the Exchange Act) of more than fifty percent (50%) of the aggregate voting power of all classes of capital stock of the Company having the right to elect directors under ordinary circumstances, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.


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         "Class A Common Stock" shall be defined as set forth in Article IV.

         "Class B Common Stock" shall be defined as set forth in Article IV.

         "Class C Common Stock" shall be defined as set forth in Article IV.

         "Common Stock" shall be defined as set forth in Article IV.

         "Communications Act" shall mean the Telecommunications Act of 1996, as amended.

         "Company" shall mean Cumulus Media Inc., a Delaware corporation.

         "Consent Right Holder" shall be defined as set forth in Section 1(c) of this Article V.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of consummation of the Offering, or (ii) was nominated for election or elected to such Board of Directors with the approval of (x) two-thirds (2/3) of the Continuing Directors who were members of such Board at the time of such nomination or election, or (y) two-thirds (2/3) of those Directors who were previously approved by Continuing Directors.

         "Director" shall mean a member of the Board of Directors of the Company.

         "Disability" shall mean the inability of the Principal to perform his duties to the Company on account of physical or mental illness or incapacity for a period of four and one-half (4 1/2) consecutive months, or for a period of one hundred thirty-five (135) calendar days, whether or not consecutive, during any three hundred sixty-five (365) day period, as a result of a condition that is treated as a total or permanent disability under the long-term disability insurance policy of the Company that covers the Principal.

         A Person shall be deemed to be a "Disqualified Person" if (and with respect to any proposed conversion or transfer, after giving effect to such proposed conversion or transfer), the Board of Directors of the Company in good faith determines such Person is (or would be after giving effect to such conversion or transfer), or such Person becomes aware that he or she is (or would be after giving effect to such conversion or transfer), or the FCC determines by a final order that such Person is (or would be after giving effect to such conversion or transfer), a Person who, directly or indirectly, as a result of ownership of Common Stock or other capital stock of the Company or otherwise (i) causes (or would cause) the Company or any of its subsidiaries to violate the multiple, cross-ownership, cross-interest or other rules, regulations, policies or orders of the FCC, (ii ) would result in disqualification of the Company or any of its subsidiaries as a licensee of the FCC, or (iii) would cause the Company to violate the provisions with respect to foreign ownership or voting of the Company or any of its subsidiaries as set forth in Section 310(b)(3) or (4) of the Communications Act, as applicable. Notwithstanding the foregoing, if a Person objects in good faith to such determination by written notice to the Company, within ten (10) days of notice by the Company that the Board of Directors of the Company has determined that such Person is a Disqualified Person, the Company and/or such Person shall, when appropriate, apply for a determination by the FCC with respect thereto within ten (10) days of receipt by the Company of notice of such objection. If no determination is made by the FCC

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within ninety (90) days from the date of such application or if the Company and the Person determine that it is inappropriate to make any application to the FCC, the Company and such Person agree that such determination shall be made by an arbitrator, mutually agreed upon by the Company and such Person. Notwithstanding the foregoing, until a determination is made by the FCC (and such determination becomes a final order) or by the arbitrator, such Person will not be deemed a Disqualified Person.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "FCC" shall mean the Federal Communications Commission.

         "Fundamental Action" shall mean: (i) any proposed amendment to the Company's Certificate of Incorporation or By-Laws (other than an amendment required by Section 1 of Article VII hereof); (ii) any proposed merger, consolidation or other business combination involving the Company, or sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) any proposed voluntary liquidation, dissolution or termination of the Company; or (iv) any proposed transaction resulting in a Change of Control.

         "Offering" shall mean the underwritten public offering of shares of Class A Common Stock by the Company's predecessor entity, Cumulus Media Inc., an Illinois corporation, which was consummated on July 1, 1998.

         "Person" shall include any individual, entity, or group within the meaning of Section 13(d)(2) of the Exchange Act.

         "Preferred Stock" shall be defined as set forth in Article IV.

         "Principal" means each of Richard W. Weening and Lewis W. Dickey, Jr.

         "Related Party" with respect to any Principal means (a) any spouse or immediate family member of such Principal, or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an eighty percent (80%) or more controlling interest of which consist of such Principal and/or other Persons referred to in the immediately preceding clause (a).

         "Restricted Actions" shall be defined as any of the following actions by the Company:

         (a) Entering into any transaction with any Affiliate of the Company or amending or otherwise modifying any existing agreement with any Affiliate of the Company, other than a transaction with an Affiliate which is on terms no less favorable to the Company than the Company would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company and which is approved, after disclosure of the terms thereof, by a vote of the majority of the Board of Directors of the Company (provided, that any Director who is an interested party or an Affiliate of an interested party to such transaction shall not be entitled to participate in such vote and shall not be counted for the purpose of determining whether a majority of the Board of Directors of the Company has approved such transaction);

         (b) Issuing any shares of Class B Common Stock, or any shares of Class C Common Stock other than in a conversion pursuant to Section 5(a) of
Article V hereof;

         (c) Acquiring (by purchase or otherwise) or selling, transferring or otherwise disposing of assets having, at the time of disposition, a fair market value in excess of ten percent (10%) of the Company's Stockholders' Equity as of the last day of the preceding fiscal quarter for which financial statements are available; or

         (d) amending, terminating or otherwise modifying any of the foregoing subparagraphs (a) through (c) or this subparagraph (d) or any provision of this Article V governing the voting or conversion rights of the Class B Common Stock or the Class C Common Stock.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stockholders' Equity," as of any date, shall mean the Company's assets minus its liabilities, as determined in accordance with generally accepted accounting principles and as reflected on the Company's consolidated balance sheet as of such date.

         "SWIB" shall mean the State of Wisconsin Investment Board.

                                  ARTICLE VI

                            TERMS OF PREFERRED STOCK

         The Board of Directors is hereby authorized to issue shares of undesignated Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

         (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

         (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

         (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

         (d) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

         (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

         (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company or any other corporation, and the price or prices or the rates of exchange applicable thereto;

         (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation;

         (h) the provisions, if any, of a sinking fund applicable to such series; and

         (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors in the resolution or resolutions providing for the issuance of such Preferred Stock and set forth in a certificate of designations.

                                  ARTICLE VII

                         CERTAIN RIGHTS AND OBLIGATIONS
                 APPLICABLE ONLY DURING BA CAPITAL'S OWNERSHIP

SECTION 1.        RESTRICTED ACTIONS.

         Upon the day of issuance ("Order Date"), at any time following the consummation of the Offering, of a final order of the FCC that the granting of a right to BA Capital to designate a Director of the Company pursuant to a stockholders agreement with the holders of Class C Common Stock will not result in BA Capital's interest being "attributable" under applicable FCC rules, and for so long thereafter ("Applicable Period") as BA Capital (together with its Affiliates) continues to own not less than fifty percent (50%) of the number of shares of Common Stock held by BA Capital immediately prior to the Offering:

         (a) the holders of Class C Common Stock shall have the right, voting as a class, to elect one (1) Director (the "Class C Director"); and

         (b) the Company shall not take any Restricted Action without the unanimous vote of the Board of Directors of the Company.

         The right of the holders of the Class C Common Stock to elect the Class C Director may be exercised initially either at a special meeting of the holders of Class C Common Stock called as hereafter provided or at any annual meeting of stockholders held for the purposes of electing directors and thereafter at such annual meeting or by the written consent of the holders of Class C Common Stock, until the expiration of the Applicable Period. Effective on the Order Date, the number of Directors constituting the Board of Directors of the Company shall be increased by one (1) without the necessity of any further action by the stockholders or the Board of Directors of the Company, and the By-Laws shall be deemed amended so as to increase the number of members of the Board of Directors effective on the Order Date. Upon the termination of the Applicable Period, the term of office of the Class C Director shall terminate immediately and the number of Directors constituting the Board of Directors of the Company shall be reduced by one (1) without the necessity of any further action by the stockholders or the Board of Directors of the Company, and the By-Laws shall be deemed amended so to decrease the number of members of the Board of Directors effective as of the date of termination of the Applicable Period.

         At any time after the Order Date, if such rights to elect a Class C Director shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of holders of record of ten percent (10%) or more of the shares of Class C Common Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of Class C Common Stock. Such meeting shall be held at the earliest practicable date based upon the number of days of notice required for annual meetings of stockholders at the place designated for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the officers of the Company within thirty
(30) days after the personal service of such written request upon the Secretary of the Company, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) or more of the shares of Class C Common Stock then outstanding may designate in writing any holder of Class C Common Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the number of days of notice required for annual meetings of stockholders and shall be held at the place designated for holding annual meetings of the stockholders of the Company or, if none, at a place designated by such holder. Any holder of Class C Common Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of holders of Class C Common Stock to be called pursuant to the provisions of this Section 1. Notwithstanding the provisions of this section, however, no such special meeting shall be called if any such request is received less than seventy (70) days before the date fixed for the next ensuing annual or special meeting of stockholders. Any action required hereunder to elect a Class C Director may be taken without a meeting if a consent in writing, setting forth the name of the director to be elected, shall be signed by all of the holders of Class C Common Stock outstanding and entitled to vote on the election of the Class C Director. Such consent shall have the same force and effect as the unanimous vote of the holders of the Class C Common Stock.

         In case of any vacancy occurring with respect to the Class C Director, such vacancy may be filled only by the affirmative vote of the holders of a majority of the then outstanding shares of Class C Common Stock at a special meeting called as provided above or pursuant to a written consent as provided above.

SECTION 2.        VOTE OF CLASS B COMMON STOCK HOLDERS.

         So long as BA Capital (together with its Affiliates) continues to own not less than fifty percent (50%) of the number of shares of Common Stock held by BA Capital immediately prior to the consummation of the Offering, the Company may not take any Restricted Action unless either (a) the membership of the Board of Directors includes a Class C Director and the Class C Director voted in favor of the Restricted Action, or (b) the membership of the Board of Directors does not at the time of approval of the Restricted Action by the Board include a Class C Director and the Restricted Action has been approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class.

SECTION 3.        EXPIRATION OF RESTRICTIONS.

         The restrictions set forth in Section 1 and 2 of this Article VII shall terminate upon expiration of the Applicable Period.

                                 ARTICLE VIII

                              NO CUMULATIVE VOTING

         No holder of any shares of any class of stock of the Company shall be entitled to cumulative voting rights in any circumstances.

                                  ARTICLE IX

                             NO PRE-EMPTIVE RIGHTS

         No stockholders shall have any pre-emptive rights to acquire unissued shares of the Company or securities of the Company convertible into or carrying a right to subscribe to or acquire shares.

                                   ARTICLE X

                    ELECTION BY WRITTEN BALLOT NOT REQUIRED

         Elections of Directors need not be by written ballot except and to the extent provided in the by-laws of the Company.

                                  ARTICLE XI

                           OFFERS FROM THIRD PARTIES

         The Board of Directors of the Company shall consider in good faith any bona fide offer from any third party to acquire any shares of stock or assets of the Company, and shall pursue diligently any transaction determined by the Board of Directors of the Company in good faith to be in the best interests of the Company's stockholders.

                                  ARTICLE XII

                      LIMITATION OF LIABILITY OF DIRECTORS

         No Director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided, however, that this Article XI shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

DGCL, (iv) for any transaction from which the Director derived an improper personal benefit, or (v) for any act or omission occurring before the effective date of this Amended and Restated Certificate of Incorporation.

                                 ARTICLE XIII

                               BOARD OF DIRECTORS

         The terms of office of the Board of Directors shall be and is divided into three classes: Class I, Class II, and Class III. The Class I term will expire at the annual meeting of stockholders to be held in 2003; the Class II term will expire at the annual meeting of stockholders to be held in 2004; and the Class III term will expire at the annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The directorships will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Any director may be removed, with or without cause, by the holders of a majority of the shares of the Company's capital stock then entitled to vote at an election of directors; provided, however, that this sentence is not intended to alter or limit the rights of the holders of Class C Common Stock to elect the Class C Director as set forth in Section 1 of Article VII.

                                  ARTICLE XIV

                              AMENDMENT OF BY-LAWS

         In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Company, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Company may in its by-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

                  6. This Amended and Restated Certificate of Incorporation of Cumulus Media Inc. shall become effective as of 11:58 p.m., New York City time, on July 31, 2002.


Executed as of July 31, 2002


                                    CUMULUS MEDIA INC.
                                    (a Delaware Corporation)


                                    By: /s/ Richard S. Denning
                                       ----------------------------------------
                                       Name:  Richard S. Denning
                                       Title:    Vice President and Secretary

                                                                     APPENDIX A


                 CERTIFICATE OF DESIGNATIONS SETTING FORTH THE

                    VOTING POWER, PREFERENCES AND RELATIVE,

                          PARTICIPATING, OPTIONAL AND

                              OTHER SPECIAL RIGHTS

                        AND QUALIFICATIONS, LIMITATIONS

                                AND RESTRICTIONS

                                     OF THE

                    13 3/4% SERIES A CUMULATIVE EXCHANGEABLE

                      REDEEMABLE PREFERRED STOCK DUE 2009

                                       OF

                               CUMULUS MEDIA INC.


         The 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 of Cumulus Media Inc., a Delaware corporation (the "Company") (tHE "Series A Preferred Stock") shall have the voting powers, preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereon as follows:

1.       CERTAIN DEFINITIONS.

         Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Applicable Redemption Price" means, for each share of Series A Preferred Stock, the price equal to the redemption prices set forth below (expressed as percentages of the then effective Liquidation Preference thereof), plus, without duplication, all accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to but excluding the Redemption Date), if redeemed during the 12-month period commencing on July 1 of the years set forth below:

         2003................................  106.875%
         2004................................  105.156%
         2005................................  103.438%
         2006................................  101.719%
         2007 and thereafter.................      100%

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Company's Board of Directors, to be in full force and effect on the date of such certification and delivered to the Transfer Agent.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, or in the state in which the Company's principal executive offices are located, are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company or similar entity, any membership or similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued, or directly and fully guaranteed, or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year or less from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having a rating of at least P-2 from Moody's Investors Service, Inc. (or its successor) and a rating of at least A-2 from Standard & Poor's Ratings Services (or its successor) and (vi) investments in money market or other mutual funds substantially all of whose assets comprise securities of types described in clauses (ii) through (v) above.

         "CCC" means Caribbean Communications Company Ltd., a corporation organized under the laws of Montserrat.

         "Certificate of Designations" means this Certificate of Designations of Voting Power, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 of the Company.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, to any "person" or group of related "persons" (a "Group") (as such terms are used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" (as defined above) or Group becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the aggregate voting power of all classes of Capital Stock of the Company having the right to elect directors under ordinary circumstances or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Change of Control Offer" has the meaning set forth in Section 8(a).

         "Change of Control Payment" has the meaning set forth in Section 8(a).

         "Change of Control Payment Date" has the meaning set forth in Section 8(d).

         "Commission" means the Securities and Exchange Commission.

         "Company" means Cumulus Media Inc., a Delaware corporation, including its rights and interests as successor by merger to Cumulus Media Inc., an Illinois corporation.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the sum of, without duplication, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) Consolidated Interest Expense of such Person for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) consolidated depreciation, amortization and other non-cash charges of the Person and its Subsidiaries deducted in computing Consolidated Net Income of such Person for such period (v) cash payments with respect to any non-cash charges previously added back pursuant to clause (iv). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) all other extraordinary gains and extraordinary losses shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issuance of the Exchange Debentures or (ii) was nominated for election or elected to such Board of Directors with the approval of (x) two-thirds of the Continuing Directors who were members of such Board at the time of such nomination or election or (y) two-thirds of those Directors who were previously approved by Continuing Directors.

         "Credit Agreements" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Agreements outstanding on the Issue Date (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause
(b) of the definition of Permitted Indebtedness.

         "Credit Facility" means that certain Credit Agreement, dated as of March 2, 1998, as amended by and among the Predecessor, Lehman Brothers Inc., as Arranger and Lehman Brothers Commercial Paper Inc., as Syndication Agent and Administrative Agent and as a lender, and certain banks, financial institutions and other entities, as lenders, providing for up to $150.0 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

         "Debentures Trustee" has the meaning set forth in Section 6(a).

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Debentures mature, provided however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of Section 8.

         "Dividend Payment Date" has the meaning set forth in Section 3(a).

         "Dividend Shares" means shares of Series A Preferred Stock paid by the Company to Holders of then outstanding shares of Series A Preferred Stock as dividends on such outstanding shares in accordance with this Certificate of Designations.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any public or private sale of the Common Stock of the Company pursuant to which the Company receives net proceeds of at least $25.0 million, other than issuances of Common Stock of the Company pursuant to employee benefit plans or as compensation to employees.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Date" has the meaning set forth in Section 6(c).

         "Exchange Debentures" means the Company's 13 3/4% Subordinated Debentures due 2009, issuable in exchange for the Series A Preferred Stock in accordanCe with the terms hereof.

         "Exchange Indenture" has the meaning set forth in Section 6(a).

         "Exchange Notice" has the meaning set forth in Section 6(c).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantor Senior Debt" means (i) Indebtedness of any Subsidiary Guarantor under or in respect of any Credit Agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and
(ii) any other Indebtedness of any Subsidiary Guarantor permitted under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subsidiary Guarantees. Notwithstanding anything to the contrary in the foregoing sentence, Guarantor Senior Debt will not include (w) any liability for federal, state, local or other taxes owed by a Subsidiary Guarantor, (x) any Indebtedness of a Subsidiary Guarantor to any of its Subsidiaries or other Affiliates or (y) any Indebtedness that is incurred in violation of the Indenture (other than Indebtedness under (i) the Credit Facility or (ii) any other Credit Agreement that is incurred on the basis of a representation by the Company to the applicable lenders that the applicable Subsidiary Guarantor is permitted to incur such Indebtedness under the Indenture).

         "Hedging Obligations" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by Section 9(a) and (ii) other agreements or arrangements designed to protect such Person against fluctuation in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

         "Holder" means a Person in whose name a share of Series A Preferred Stock is registered.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, incur, issue, assume, guarantee or otherwise become liable contingently or otherwise (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, or
(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof (other than letters of credit securing obligations not constituting Indebtedness that are issued in the ordinary course of business by a Person to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or bankers' acceptances, or (iii) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or (iv) representing any Hedging Obligations, in each case if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

         "Issue Date" means the date on which the shares of Series A Preferred Stock were originally issued by the Predecessor.

         "Junior Securities" has the meaning set for in Section 2.

         "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Company and preferred stock of the Company's Subsidiaries (except preferred stock issued to the Company or a Wholly Owned Subsidiary of the Company) on such date to (ii) the Consolidated Cash Flow of the Company for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

         For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the Four Quarter period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Company's Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the

Indebtedness of such Person and its Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any acquisition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing preferred stock) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company consistent with
Article 11 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement with respect to a lease not intended as a security agreement).

         "Liquidation Preference" means $1,000 per share of Series A Preferred Stock.

         "Mandatory Redemption Date" has the meaning set forth in Section 5(a).

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or asset swap or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any

Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

         "Notes Indenture" means the Indenture dated the Issue Date between the Predecessor and pursuant to which the Senior Subordinated Notes were issued.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officers' Certificate" means a certificate signed by two officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company and delivered to the Transfer Agent.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Transfer Agent, delivered to the Transfer Agent.

         "Parity Securities" has the meaning set forth in Section 2.

         "Paying Agent" means Firstar Trust Company, a state bank organized and existing under the laws of the State of Wisconsin, and its successors.

         "Permitted Business" means the broadcasting business or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

         "Permitted Indebtedness" means (a) Indebtedness evidenced by the Senior Subordinated Notes and the Subsidiary Guarantees; (b) Indebtedness pursuant to Credit Agreements, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Agreements does not, at any one time, exceed $150.0 million, less the aggregate amount of all mandatory prepayments of principal applied since June 24, 1998 to permanently reduce the outstanding amount of such Indebtedness; (c) Indebtedness of the Company and its Restricted Subsidiaries in existence as of June 24, 1998; (d) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (e) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in a Permitted Business in an aggregate principal amount not to exceed $15.0 million at any time outstanding; (f) the incurrence by the Company or its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by this Statement of Resolutions Fixing Terms to be incurred; (g) the incurrence by the Company or its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or variable rate Indebtedness or for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, in each case in respect of Indebtedness that is permitted by the terms of this Certificate of Designations to be outstanding; provided, however, that in the case of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risks with respect to Indebtedness, the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and in the case of Hedging Obligations incurred for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, such Hedging Obligations do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
(h) Indebtedness incurred solely in respect of performance, surety and similar bonds or completion guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others; (i) Indebtedness arising out of standby letters of credit covering workers compensation, performance or similar obligations in an aggregate amount not to exceed $500,000 at any time outstanding; (j) any guarantee of the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Certificate of Designations; (k) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; (l) the issuance of Dividend Shares issued on the Series A Preferred Stock outstanding on the Issue Date or issued subsequent to the Issue Date as dividends permitted pursuant to this clause
(l), to the extent such dividends are made pursuant to the terms of this Certificate of Designations for such Series A Preferred Stock as in effect on the Issue Date, on any Preferred Stock issued in exchange for the Series A Preferred Stock, or any dividends on such Preferred Stock to the extent such dividends are made pursuant to the terms of this Certificate of Designations of such Preferred Stock; and (m) Guarantor Senior Debt constituting Guarantees by the Subsidiary Guarantors of Indebtedness incurred under the Credit Facility that is permitted by the terms of this Statement of Resolution to be incurred.

         "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment, (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an asset sale; (e) other Investments in any Person or Persons having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding without giving effect to subsequent changes in value or increases or decreases attributable to the accounting for the net income of such Investment, not to exceed $15.0 million; (f) any Investment acquired by the Company in exchange for Equity Interests in the Company (other than Disqualified Stock); (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of the transfer of title with respect to any secured investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (h) Hedging Obligations permitted under Section 9(a); (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; and (j) any guarantees permitted to be made pursuant to Section 9(a); and (k) all investments of the Company and its Restricted Subsidiaries in existence as of the date hereof.

         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Agreement) of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor" means Cumulus Media Inc., an Illinois corporation, as predecessor to the Company.

         "Preferred Stock" means, with respect to any Person, and any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "Principal" means Richard W. Weening and Lewis W. Dickey, Jr.

         "Prospectus" means the Prospectus dated June 26, 1998 with respect to the offering of the Series A Preferred Stock by the Predecessor.

         "Record Date" has the meaning set forth in Section 3(a).

         "Redemption Date" has the meaning set forth in Section 5(d).

         "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any distribution on account of any Junior Securities (other than dividends or distributions payable in Junior Securities (other than Disqualified Stock)), (ii) the purchase, redemption or other acquisition or the retirement of, for value, any Junior Securities or (iii) the making of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Subordinated Notes" means the 10 3/8% Senior Subordinated Notes Due 2008, originally issued by the Predecessor.

         "Series A Preferred Stock" has the meaning designated in the second paragraph of the recitals hereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock, entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantees" means each of the Guarantees entered into by each Subsidiary Guarantor of the Company dated as of the date of the Note Indenture and each Guarantee entered into by each Restricted Subsidiary created or acquired by the Company thereafter.

         "Subsidiary Guarantors" means each subsidiary of the Company and party to a Subsidiary Guarantee.

         "Transfer Agent" means Firstar Trust Company, a state bank organized and existing under the laws of the State of Wisconsin, and its successors.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Undesignated Shares" means shares of the preferred stock of the Company which are authorized under its Certificate of Incorporation, are not issued and outstanding, and have not been assigned to a series of preferred stock.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(ii) any Subsidiary of an Unrestricted Subsidiary and (iii) CCC. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt; (c) the Company certifies that such designation complies with Section 9(c); (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;
(e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced by a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Certificate of Designations and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to Section 9(a)(i) on a pro forma basis taking into account such designation.

         "Voting Rights Amendment" means an amendment to the By-laws of the Company providing for an increase in the size of the Board of Directors of the Company to, at all times, accommodate the appointment of a sufficient number of directors designated by the Holders of Series A Preferred Stock in compliance with clauses (a) and (b) of Section 7(b).

         "Voting Rights Triggering Event" has the meaning set forth in Section 7(b).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

2.       RANKING.

         (a) The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company and to each other class of Capital Stock of the Company established after the Issue Date by the Board of Directors of the Company the terms of which do not expressly provide that it ranks on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Securities"); (ii) subject to certain conditions, described below, on a parity with each series of preferred stock existing on the date of the Prospectus the terms of which do not expressly provide that it ranks junior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, and any class of Capital Stock established after the Issue Date by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities").

         (b) The Company shall not authorize or issue any new class of Parity Securities without the affirmative vote or consent (voting or consenting as one class) of the holders of at least 50% of the shares of Series A Preferred Stock then outstanding, voting or consenting, as the case may be, as one class; provided, that, without the approval of Holders of the Series A Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or purchase, any or all of the shares of the Series A Preferred Stock or other Parity Securities then outstanding.

3.       DIVIDENDS.

         (a) The Holders of the outstanding shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, dividends on the Series A Preferred Stock, which shall accrue at a rate per annum equal to 13 3/4% of the Liquidation Preference. If at any time dividends on the Series A Preferred Stock are in arrears and unpaiD for four consecutive quarterly dividend periods, holders of Series A Preferred Stock will be entitled to the voting rights specified in Section 7 of this Certificate of Designations. All dividends will be cumulative, whether or not earned or declared on a daily basis, from the Issue Date and will be payable quarterly in arrears on July 1, October 1, January 1, and April 1 of each year, commencing on October 1, 1998, or, if any such date is not a Business Day, on the next succeeding Business Day (each a "Dividend Payment Date") to the Holders on June 15, September 15, December 15 or March 15 immediately preceding the relevant Dividend Payment Date (each, a "Record Date"). On or before July 1, 2003, the Company may, at its option, pay dividends in cash or in Dividend Shares (including fractional shares, provided, that the Company may, at its option, pay cash in lieu of issuing fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. After July 1, 2003, dividends shall be paid only in cash. The issuance of such Dividend Shares shall constitute "payment" of the related dividend for all purposes of this Certificate of Designations. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and the number of days actually elapsed and will be deemed to accrue on a daily basis.

         (b) No full dividends shall be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Series A Preferred Stock. If full dividends are not so paid, the Series A Preferred Stock will share dividends pro rata with the Parity Securities. Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend on Junior Securities payable solely in shares of any Junior Securities) shall be declared or paid upon (or deemed paid), or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no shares of Junior Securities or Parity Securities shall be repurchased, redeemed or otherwise acquired or retired by the Company or any of its Subsidiaries except as permitted under
                  Section 9(c) hereof; and (iii) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities or Parity Securities by the Company or any of its Subsidiaries. Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of the Series A Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

4.       LIQUIDATION PREFERENCE.

         Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders of Series A Preferred Stock shall be entitled to payment, out of the assets of the Company available for distribution to stockholders, the Liquidation Preference per share of Series A Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to but excluding the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series A Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Series A Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of the full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the Holders of shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons shall be deemed to be a liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

5.       REDEMPTION BY THE COMPANY.

         (a) On July 1, 2009 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the legal availability of funds therefor and to Section 170 of the
                  DGCL) all outstanding shares of Series A Preferred Stock at a price equal to 100% of the then effective Liquidation Preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption
                  Date). The Company shall not be required to make sinking fund payments to protect the Liquidation Preference with respect to the Series A Preferred Stock.

         (b) The Series A Preferred Stock shall not be redeemed for cash at the option of the Company prior to July 1, 2003. The Series A Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto, to the legal availability of funds therefor and to Section 170 of the
                  DGCL) at any time, in whole or from time to time in part, at the option of the Company after July 1, 2003, at the Applicable Redemption Price. In addition, at any time prior to July 1, 2001, the Company may, at its option, redeem shares of Series A Preferred Stock in whole or from time to time in part having an aggregate Liquidation Preference of up to 35% of the original aggregate Liquidation Preference of the Series A Preferred Stock from the proceeds of one or more Equity Offerings at a price equal to 113 3/4% of the Liquidation Preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date), subject to the right of Holders of record on the relevant Record Date to receive dividends due on a Dividend Payment Date; provided, that a number of shares representing at least 65% of the original aggregate Liquidation Preference of the Series A Preferred Stock remains outstanding immediately following such redemption. Any such redemption must be made within 90 days after the date of the closing of such Equity Offerings.

         (c) In the event of partial redemptions of Series A Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company, provided that the Company may redeem such shares held by any holders of fewer than 100 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), without regard to any pro rata redemption requirement.

         (d) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series A Preferred Stock at their registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the redemption price; (iv) if less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Liquidation Preference of, and the accrued and unpaid dividends on, the shares of Series A Preferred Stock to be redeemed; (v) that on the Redemption Date the redemption price shall become due and payable upon each share of Series A Preferred Stock to be redeemed; and (vii) the place or places where shares are to be surrendered for payment of the redemption price. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

         (e) If notice has been mailed in accordance with Section 5(d) above and, provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been segregated and irrevocably set apart by the Company, in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, on and after the Redemption Date, unless the Company defaults in the payment of the applicable redemption price, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the redemption price, without interest; provided, however, that if a notice of redemption shall have been given and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption
                  Date) shall have been segregated and irrevocably set apart by the Company, in trust for the pro rata benefit of the Holders of the shares called for redemption, dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the Holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. New certificates of Series A Preferred Stock having an aggregate Liquidation Preference equal to the unredeemed portion of the Series A Preferred Stock shall be issued in the name of the Holder thereof upon cancellation of the original shares of Series A Preferred Stock without cost to the Holder thereof. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price. Shares of Series A Preferred Stock issued and reacquired by the Company pursuant to this Section 5 shall, upon compliance with the applicable requirements of Delaware law, have the status of Undesignated Shares of the Company, and may, with any and all other Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with this Certificate of Designations.

         (f) Any deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

                  (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  (ii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

         (g) No Series A Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any redemption which is required pursuant to clause (a) above or which the Company elects pursuant to clause (b) above.

         (h) No optional redemption may be authorized or made (i) unless prior thereto or contemporaneously therewith full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Series A Preferred Stock or (ii) at a price less than 101% of the Liquidation Preference of the Series A Preferred Stock at any time when the company is making an offer to purchase shares of Series A Preferred Stock under a Change of Control Offer in accordance with
                  Section 8.

6.       EXCHANGE OF SERIES A PREFERRED STOCK FOR EXCHANGE DEBENTURES.

         (a) The Company may at its option, on any scheduled Dividend Payment Date, exchange, in whole, but not in part, the then outstanding shares of Series A Preferred Stock for the Exchange Debentures to be issued under an indenture (the "Exchange Indenture") in the form attached hereto as Exhibit A to be entered into between the Company and a trustee to be selected by the Company (the "Debentures Trustee"); provided, that on the date of such exchange: (i) there are no contractual impediments to such exchange; (ii) such exchange would comply with the DGCL; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture; and (iv) the Company shall have delivered a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (i) and (ii) and certain other matters.

         (b) Upon any exchange of Series A Preferred Stock for Exchange Debentures on the Exchange Date pursuant to clause (a) of this Section 6, Holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, subject to the second succeeding sentence, $1.00 of principal amount of Exchange Debentures for each $1.00 of the Liquidation Preference of Series A Preferred Stock held by them. The Exchange Debentures shall be issued in registered form, without coupons. Exchange Debentures issued in exchange for Series A Preferred Stock shall be issued in principal amounts of $1,000 and integral multiples thereof, and the Company may, at its option, pay cash in lieu of issuing an Exchange Debenture in any other principal amount. On and after the Exchange Date, provided that the conditions of Section 6(a)(i)-(iv) and 6(f) have been satisfied, dividends will cease to accumulate on the outstanding shares of Series A Preferred Stock, and all rights of the Holders of Series A Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and if the Company so elects, cash in lieu of any Exchange Debenture that is in a principal amount less than $1,000) shall terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange shall be treated for all purposes as the registered holder of such Exchange Debentures.

         (c) The Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of record of Series A Preferred Stock, which notice shall state: (i) that the Company is exercising its option to exchange the Series A Preferred Stock for Exchange Debentures pursuant to this Certificate of Designations; (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed; (iii) that the Holder is to surrender to the Company, at the place or places where shares of Series A Preferred Stock are to be surrendered for exchange in the manner designated in the Exchange Notice, the shares of Series A Preferred Stock to be exchanged; (iv) that dividends on the shares of Series A Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not the shares of Series A Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (v) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not the shares of Series A Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in Sections 6(a)(i) through 6(a)(iv) above and Section 6(f) below are satisfied, the Company shall issue Exchange Debentures in exchange for the Series A Preferred Stock as provided in this
                  Section 6.

         (d) A Holder delivering Series A Preferred Stock for exchange shall not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Debentures on exchange but shall be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Exchange Debentures in a name other than that of the Holder of the Series A Preferred Stock. Certificates representing Exchange Debentures shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

         (e) On or before the Exchange Date, each Holder of Series A Preferred Stock shall surrender the shares of Series A Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender, in accordance with the Exchange Notice, of the shares of Series A Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company for Exchange Debentures. The Company shall pay dividends, if any, on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

         (f)      After the Exchange Notice has been mailed in accordance with
                  Section 6(c), the conditions set forth in Section 6(a)(i) through 6(a)(iv) have been satisfied, and before the Exchange Date (i) the Exchange Indenture shall have been duly executed and delivered by the Company and the Debentures Trustee; (ii) all Exchange Debentures necessary for such exchange shall have been duly executed and authenticated by the Company and delivered to the Debentures Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange; and (iii) an amount in cash, set aside by the Company, separate and apart from its other funds in trust, or additional Series A Preferred Stock (as applicable) equal to all accumulated and unpaid dividends thereon to the Exchange Date shall have been deposited with the Debentures Trustee, then on and after the close of business on the Exchange Date, dividends on the shares of Series A Preferred Stock so exchanged shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the Exchange Debentures, cash, if any, and all accrued interest, if any, thereon to the Exchange Date. Shares of Series A Preferred Stock issued and reacquired by the Company pursuant to this Section 6 shall, upon compliance with the applicable requirements of Delaware law, have the status of Undesignated Shares of the Company, and may, with any and all other authorized but unissued Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, but not as Series A Preferred Stock.

         (g) The Company shall comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

7.       VOTING RIGHTS.

         (a) The Holders of shares of the Series A Preferred Stock shall have no voting rights, except as required by non-waivable provisions of Delaware law and as hereinafter provided in this Section 7. It is the intention of this Section 7(a) to deny voting rights to holders of shares of Series A Preferred Stock except (i) as specifically granted in Sections 7(b) through 7(i), and (ii) to the extent that non-waivable provisions of Delaware law preclude the denial of voting rights to holders of shares of Series A Preferred Stock.

         (b)      If:

                  (i) at any time, dividends on the outstanding Series A Preferred Stock are in arrears and unpaid (and in the case of dividends payable after July 1, 2003, are not paid in cash) for four (4) consecutive quarterly dividend periods;

                  (ii) the Company fails to discharge any redemption obligation with respect to the Series A Preferred Stock (whether or not the Company is permitted to do so by the terms of the Credit Facility, the Senior Subordinated Notes, the DGCL, or any other obligation of the Company);

                  (iii) the Company fails to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 8 hereof (whether or not the Company is permitted to do so by the terms of the Credit Facility, the Senior Subordinated Notes or any other obligation of the Company) or fails to purchase shares of Series A Preferred Stock from

                           Holders who elect to have such shares purchased pursuant to the Change of Control Offer;

                  (iv) the Company breaches or violates any of the other covenants or agreements set forth in Section 9 and such breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Series A Preferred Stock then outstanding; or

                  (v) the Company or any Restricted Subsidiary defaults under the terms of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after June 24, 1998, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more (each of the events described in clauses (i), (ii), (iii),
                           (iv) and (v) being referred to herein as a "Voting Rights Triggering Event"); then, the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the majority of the then outstanding Series A Preferred Stock, voting separately as a class, to elect two directors.

         (c) Whenever the foregoing voting rights shall have vested, such rights may be exercised initially either at a special meeting of the Holders of Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Series A Preferred Stock. Such right of the Holders of Series A Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full (and in the case of dividends payable after July 1, 2003, paid in cash) and (ii) all other failures, breaches or defaults giving rise to such Voting Rights Triggering Event are remedied or waived by the Holders of at least a majority of the shares of Series A Preferred Stock then outstanding, at which time the term of such directors previously elected pursuant to the provisions of this Section 7(b) shall thereupon terminate, and such directors shall be deemed to have resigned.

         (d) At any time when the foregoing voting rights shall have vested in the Holders of Series A Preferred Stock and if such rights shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of

                  Holders of record of 10% or more of the Series A Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of Holders of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date based upon the number of days of notice required for annual meetings of stockholders at the place for Holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Series A Preferred Stock then outstanding may designate in writing a Holder of Series A Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the number of days of notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such Holder. Any Holder of Series A Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7. Notwithstanding the provisions of this Section 7(d) however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual meeting of stockholders.

         (e) If any director so elected by the Holders of Series A Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Series A Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

         (f) In addition to the matters set forth in Section 2(b), the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be as one class merge, consolidate or sell all or substantially all of the assets of the Company except as permitted pursuant to Section 9(b).

         (g) In addition to the matters set forth in clause (f) above, except as stated above under Section 2, the Company shall not, without the affirmative vote or consent of holders of at least 50% of the shares of Series A Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for his purpose), voting or consenting, as the case may be, as one class:

                  (i) amend the Certificate of Designations so as to adversely affect the specified rights, preferences, privileges or voting rights of holders of shares of the Series A Preferred Stock, or

                  (ii) increase the number of authorized shares of the Company designated as Series A Preferred Stock.

         (h) Without the consent of each Holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designations may not (with respect to any shares of Series A Preferred Stock held by a non-consenting Holder):

                  (i) alter the voting rights with respect to the Series A Preferred Stock (provided, however, that the consent of Holders of Series A Preferred Stock shall not be required to approve the Voting Rights Amendment) or reduce the number of shares of Series A Preferred Stock whose holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Series A Preferred Stock or alter the provisions with respect to the redemption of the Series A Preferred Stock (except as provided with respect to Section 8 hereof):

                  (iii) reduce the rate or change the time for payment of dividends on any share of Series A Preferred Stock;

                  (iv) waive the consequences of any failure to pay dividends on the Series A Preferred Stock;

                  (v) make any share of Series A Preferred Stock payable in any form other than that stated in this Certificate of Designations;

                  (vi) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of holders of Series A Preferred Stock to receive the Liquidation Preference and dividends on the Series A Preferred Stock:

                  (vii) waive a redemption payment with respect to any share of Series A Preferred Stock (except as provided with respect to Section 8 hereof); or

                  (viii) make any change in the foregoing amendment and waiver provisions.

         (i) The Company in its sole discretion may, without the vote or consent of any Holders of the Series A Preferred Stock, amend or supplement this Certificate of Designations:

                  (i)      to cure any ambiguity, defect or inconsistency;

                  (ii) except as set forth in clauses (f) and (g) above, create, authorize or issue any shares of Junior Securities or Parity Securities;

                  (iii) to decrease the amount of authorized capital stock of any class, including any Series A Preferred Stock;

                  (iv) to increase the amount of authorized capital stock of any class of Junior Securities; or

                  (v) to make any change that would provide any additional rights or benefits to the Holders of the Series A Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designations of any such Holder.

8.       CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each Holder of shares of Series A Preferred Stock to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the shares of Series A Preferred Stock held by such Holder, any fractional shares) of such Holder's Series A Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends, if any, thereon to but excluding the date of purchase (the "Change of Control Payment") (including an amount in cash equal to a pro rated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date) (subject to the right of Series A Preferred Stock Holders of record on the relevant record date to receive dividends due on the relevant dividend payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Series A Preferred Stock pursuant to this covenant in the event that it has exercised its right to redeem all of the Series A Preferred Stock pursuant to Section 5(b).

         (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Series A Preferred Stock and a full description of the circumstances and relevant facts and financial information regarding such Change of Control.

         (c) The Company shall comply, to the extent applicable, with the requirements of Rule 14(e) of the Exchange Act and any other securities laws and regulations in connection with the repurchase of the Series A Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof. The Change of Control Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Change of Control Offer (which at a minimum will include (i) the most recent annual and quarterly financial statements, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Change of Control Offer) and (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase.

         (d) Within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof), the Company shall mail a notice to each Holder stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 8 and that all shares of Series A Preferred Stock tendered shall be accepted for payment;

                  (ii) the amount of the Change of Control Payment, the purchase date, which shall be not earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (iii) that any share of Series A Preferred Stock not tendered shall continue to accumulate dividends;

                  (iv) the place or places where Series A Preferred Stock are to be surrendered for tender pursuant to the Change of Control Offer;

                  (v) that, on the Change of Control Payment Date, the purchase price shall become due and payable upon each share of Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer and, unless the Company fails to pay the Change of Control Payment on the Change of Control Payment Date, all shares of Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                  (vi) that Holders electing to have any shares of Series A Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Series A Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (vii) that, if such Offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control; and

                  (viii) that the Holder may tender all or any portion of the shares of Series A Preferred Stock held by such Holder and that in the case of any Holder whose shares are to be purchased only in part, the Company shall execute, authorize and deliver to the Holder, without service charge, a new certificate as requested by such Holder, for the unpurchased portion of his shares of Series A Preferred Stock.

         (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Series A Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Payment Agent an amount equal to the Change of Control Payment in respect of all shares of Series A Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of Series A Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Series A Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of Series A Preferred Stock so tendered the Change of Control Payment for such Series A Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate representing the shares of Series A Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of the shares of Series A Preferred Stock represented by the certificates so surrendered. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (f) If, at the time of a Change of Control, the Company is restricted or prohibited by the terms of any Credit Agreements from purchasing shares of Series A Preferred Stock that may be tendered by holders pursuant to a Change of Control Offer, prior to complying with the provisions of
                  Section 8(a), but in any event within 30 days following a Change of Control (unless the Company has exercised its right to redeem all the Series A Preferred Stock pursuant to
                  Section 5(b)), the Company shall either (i) repay in full all outstanding Obligations under such Credit Agreements or offer to repay in full all outstanding Obligations under such Credit Agreements and repay the Obligations of each lender who has accepted such offer or (ii) obtain the requisite consent under such Credit Agreements to permit the repurchase of the Series A Preferred Stock required by this Section 8. The Company must first comply with the covenant described in the preceding sentence before it will be required to repurchase shares of Series A Preferred Stock in the event of a Change of Control; provided, that if the Company fails to comply with the covenant described in the preceding sentence, the sole remedy to holders of Series A Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event. Moreover, the Company will not repurchase or redeem any Series A Preferred Stock pursuant to this Change of Control provision prior to the Company's repurchase of the Senior Subordinated Notes pursuant to the Change of Control covenants in the Notes Indenture.

         (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 applicable to a Change of Control Offer made by the Company and purchases all shares of Series A Preferred Stock validly tendered and not withdrawn under such Chance of Control Offer.

9.       CERTAIN COVENANTS.

         (a) Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

                  (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and the Company may issue shares of Disqualified Stock if the Company's Leverage Ratio at the time of the incurrence of such Indebtedness or issuance of such Disqualified Stock, after giving pro-forma effect thereto and to the use of proceeds therefrom, is less than 7.0 to 1. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional indebtedness will not be deemed to be an incurrence of indebtedness for purposes of this Section 9(a).

                  (ii) Notwithstanding clause (i) above, the Company and its Restricted Subsidiaries may Incur Permitted Indebtedness (other than the Indebtedness evidenced by the Exchange Debentures) without regard to the foregoing limitation provided, however, that the Company will not permit any Unrestricted Subsidiary to Incur Indebtedness other than Non-Recourse Debt and in the event such Indebtedness ceases to be Non-Recourse Debt such event shall be deemed to constitute an Incurrence of Indebtedness by the Company.

         (b)      Merger, Consolidation, or Sale of Assets.

         The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of the Surviving Entity, having in respect of such successor, transferee or resulting corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon that the Series A Preferred Stock had immediately prior to such transaction; (iii) immediately after such transaction, no Voting Rights Triggering Event, and no event that after the giving of notice or lapse of time or both would become a Voting Rights Triggering Event, shall have occurred and be continuing; and (iv) the Company or the Surviving Entity will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 9(a)(i). Notwithstanding the restrictions described in the foregoing clause (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

         (c)      Restricted Payments.

                  (i) The Company and its Restricted Subsidiaries shall not make any Restricted Payment unless after giving effect thereto (A) no Voting Rights Triggering Event or event which, with notice or lapse of time or both, would become a Voting Rights Triggering Event has occurred and is continuing; (B) all dividends on the Series A Preferred Stock payable on dividend payment dates after July 1, 2003, have been declared and paid in cash; (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after June 24, 1998 (excluding Restricted Payments permitted by clauses (B), (C) and (E) of paragraph (ii) below, is less than the sum of (1)(a) 100% of the aggregate Consolidated Cash Flow of the Company (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the Company's fiscal quarter commencing after the Issue Date and ending on the last day of the Company's most recent fiscal quarter for which financial information is available to the Company ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (b) 1.4 times Consolidated Interest Expense for the same period, plus (2) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, other than Disqualified Stock or debt securities that have been converted into Disqualified Stock and other than the Common Stock issued in the Common Stock Offering), plus (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (a) the net proceeds of such sale, liquidation or repayment and (b) the amount of such Restricted Investment, plus (4) $5.0 million.

                  (ii) The provisions of Section 9(c)(i) shall not be violated, by reason of (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designations; (B) the redemption, repurchase, retirement or other acquisition of any Junior Securities or Parity Securities of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Junior Securities or Parity Securities of the Company (other than any Disqualified Stock); (C) the repurchase, redemption or other acquisition or retirement for value of any Junior Securities or Parity Securities of the Company or any Subsidiary of the Company held by any of the Company's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement or stock option agreement in connection with the termination of such person's employment for any reason (including by reason of death or disability); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Junior Securities or Parity Securities shall not exceed $500,000 in any twelve-month period; and provided further that no Voting Rights Triggering Event shall have occurred and be continuing immediately after such transaction; and (D) repurchases of Junior Securities or Parity Securities deemed to occur upon exercise of stock options if such Junior Securities or Parity Securities represent a portion of the exercise price of such options.

         (d)      Designation of Unrestricted Subsidiaries.

         The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Voting Rights Triggering Event. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (C) of Section 9(c)(i). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         (e)      Limitations on Transactions with Affiliates and Related
                  Persons.

         The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate

Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, such Affiliate Transaction or series of related Affiliated Transactions has been approved in good faith by a majority of the members of the Board of Directors who are disinterested with respect to such Affiliate Transaction or series of related Affiliated Transactions, and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view has been issued to the Company by an accounting, appraisal, engineering or investment banking firm of national standing provided that the following shall not be deemed Affiliate Transactions: (1) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) Restricted Payments and Permitted Investments that are permitted by Section 9(c), (4) indemnification payments made to officers, directors and employees of the Company or any Restricted Subsidiary pursuant to charter, bylaw, statutory or contractual provisions, and (5) any agreement in effect as of the Issue Date or any transaction contemplated thereby.

         (f)      Reports.

         Whether or not required by the rules and regulations of the Commission, so long as any shares of Series A Preferred Stock are outstanding, the Company will furnish to the Transfer Agent and the Holders, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such filing).

10.      AMENDMENT.

         Notwithstanding anything to the contrary in the DGCL, unless otherwise provided in Section 2(b) or 7, neither this Certificate of Designations nor the Certificate of Incorporation shall be amended in any manner that would increase or decrease the par value of the shares of the

Series A Preferred Stock class or alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect the Holders thereof adversely without the affirmative vote of the Holders of a majority of the outstanding Series A Preferred Stock voting separately as a class.

11.      EXCLUSION OF OTHER RIGHTS.

         Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time in accordance with the terms hereof) and in the Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

12.      HEADINGS OF SECTIONS.

         The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13.      SEVERABILITY OF PROVISIONS.

         If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                                                                    EXHIBIT A TO
                                                                      APPENDIX A







                               CUMULUS MEDIA INC.,

                                    as Issuer

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee



                              --------------------

                                    INDENTURE

                          Dated as of                ,
                                      ---------------


                              --------------------


                                  $125,000,000

                13 3/4% Subordinated Exchange Debentures due 2009

                  INDENTURE dated as of [_______ __, ____] among Cumulus Media Inc., a Delaware corporation (the "Company"), as issuer and U.S. Bank Trust National Association, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13 3/4% Subordinated Exchange Debentures due 2009 of the Company (the "Exchange Debentures"):

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1. Definitions.

                  "Acquired Debt" means, with respect to any specified Person,
(i)Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition (but excluding the creation of a Lien) of any assets including, without limitation, by way of a sale and leaseback (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Sections 4.13 and/or 5.1 hereof and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (including the sale by the Company or a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (1) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company; (2) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company; (3) the making of a Restricted Payment or a Permitted Investment that is permitted by Section 4.7; (4) a disposition of cash or Cash Equivalents; (5) a disposition of either obsolete equipment or equipment that is damaged, worn out or otherwise no longer useful in the business; (6) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (7) any sale and leaseback of an asset within 90 days after the completion of construction or acquisition of such asset; (8) any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims of any kind or a grant of any Lien not prohibited by this Exchange Debenture Indenture; and (9) any transfer of properties or assets that is governed by Section 4.14 hereof; or (10) a disposition of inventory in the ordinary course of business.

                  "Asset Swap" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing conditions which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Board of Directors" means the Board of Directors of the Company or any authorized committee of such Board of Directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company or similar entity, any membership or similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating of at least P2 from Moody's (or its successor) or a rating of at least A2 from S&P (or its successor), and (vi) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (ii) through (v) above.

                  "CCC" means Caribbean Communications Company Ltd., a corporation organized under the laws of Montserrat.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or group of related "persons" (a "Group") (as such terms are used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" (as defined above) or Group becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the aggregate voting power of all classes of Capital Stock of the Company having the right to elect directors under ordinary circumstances or
(iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Commission" means the Securities and Exchange Commission.

                  "Company" means Cumulus Media Inc., a Delaware corporation, including its rights and interests as successor by merger to Cumulus Media Inc., an Illinois corporation.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the sum of, without duplication, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus
(ii) Consolidated Interest Expense of such Person for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) consolidated depreciation, amortization and other non-cash charges of the Person and its Subsidiaries deducted in computing Consolidated Net Income of such Person for such period plus (iv) cash payments with respect to any non-cash charges previously added back pursuant to clause (iii). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period,
(iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) all other extraordinary gains and extraordinary losses shall be excluded.

                  "Consolidated Net Tangible Assets" of a Person means the consolidated total assets of such Person and its consolidated Subsidiaries determined in accordance with GAAP, less the sum of (i) all current liabilities and current liability items, and (ii) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock (or, in the case of the preferred stock issued in exchange for the shares of Class A Cumulative Preferred Stock which were held by the Northwestern Mutual Life Insurance Company immediately prior to the offering of the Series A Preferred Stock (the "NML Preferred Stock"), to the extent of cash received by the Company upon original issuance of the NML Preferred Stock), less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Exchange Debenture Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issuance of the Exchange Debentures or (ii) was nominated for election or elected to such Board of Directors with the approval of (x) two-thirds of the Continuing Directors who were members of such Board at the time of such nomination or election or (y) two-thirds of those Directors who were previously approved by Continuing Directors.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Agreements" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Agreements outstanding on the date on which the Exchange Debentures are first issued and authenticated under this Exchange Debenture Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Indebtedness set forth in
Section 4.9 hereof.

                  "Credit Facility" means that certain Credit Agreement, dated as of March 2, 1998, by and among the Predecessor, Lehman Brothers Inc., as Arranger, and Lehman Brothers Commercial Paper Inc., as Syndication Agent and Administrative Agent and as a lender, and certain banks, financial institutions and other entities, as lenders, providing for up to $150 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Depository" means, with respect to the Exchange Debentures issued in the form of one or more Global Exchange Debentures, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Designated Exchange Debenture Senior Debt" means (i) the Credit Facility and (ii) any other Exchange Debenture Senior Debt permitted under this Exchange Debenture Indenture the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Exchange Debenture Senior Debt."

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Debentures mature, provided however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of Section
4.10 or Section 4.13 hereof, as the case may be.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Debenture Custodian" means the Trustee or the Registrar, as custodian with respect to the Exchange Debentures in global form, or any successor entity thereto or any entity acting as custodian with respect to Exchange Debentures in global form.

                  "Exchange Debenture Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Exchange Debenture Pari Passu Debt" means the Exchange Debentures and any other Indebtedness of the Company that (i) specifically provides that such Indebtedness is to rank pari passu with the Exchange Debentures or is otherwise entitled "Senior Subordinated" Indebtedness of the Company that is not Exchange Debenture Senior Debt.

                  "Exchange Debenture Senior Debt" means (i) Indebtedness of the Company or any Subsidiary of the Company under or in respect of any Credit Agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and (ii) any other Indebtedness permitted under the terms of this Exchange Debenture Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Debentures. Notwithstanding anything to the contrary in the foregoing sentence, Exchange Debenture Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, or (y) any Indebtedness that is incurred in violation of the Exchange Debenture Indenture (other than Indebtedness under (i) the Credit Facility or (ii) any other Credit Agreement that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under this Exchange Debenture Indenture).

                  "Exchange Debenture Subordinated Debt" means any Indebtedness of the Company or any Restricted Subsidiary (whether outstanding on the date of the issuance of the Exchange Debentures or thereafter incurred) which is subordinate or junior in right of payment to the Exchange Debentures pursuant to a written agreement.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

                  "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor Senior Debt" has the meaning assigned to such term in the Note Indenture.

                  "Hedging Obligations" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by the terms of this Exchange Debenture Indenture and (ii) other agreements or arrangements designed to protect such Person against fluctuation in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

                  "Holder" means a Person in whose name an Exchange Debenture is registered on the Registrar's books.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, or (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof (other than letters of credit securing obligations not constituting Indebtedness that are issued in the ordinary course of business by a Person to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or bankers' acceptances, or (iii) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or (iv) representing any Hedging Obligations, in each case if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and extensions of trade credit in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

                  "Issue Date" means the date on which the Exchange Debentures are originally issued.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the State of Delaware or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Company and preferred stock of the Company's Subsidiaries (except preferred stock issued to the Company or a Wholly Owned Restricted Subsidiary of the Company) on such date to
(ii) the Consolidated Cash Flow of the Company for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

                  For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the Four Quarter period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Company's Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any acquisition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing preferred stock) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company consistent with Article 11 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated

Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding
(i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement with respect to a lease not intended as a security agreement).

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding cash amounts placed in escrow, until such amounts are released to the Company), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established for future liabilities.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity or agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

                  "Note Indenture" means the Indenture dated as of July 1, 1998, among the Predecessor, the Subsidiary Guarantors listed therein and Firstar Bank of Minnesota, N.A., relating to the 10 3/8% Senior Subordinated Notes due 2008 issued by the Predecessor on July 1, 1998, as amended.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of the Exchange Debentures by the Company.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.5 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Business" means the broadcasting business or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

                  "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment and any related transactions that at the time of such Investment are contractually mandated to occur, (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) other Investments in any Person or Persons having an aggregate fair market value (measured on the date each such

Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding without giving effect to subsequent changes in value or increases or decreases attributable to the accounting for the net income of such Investment, not to exceed $15.0 million; (f) any Investment acquired by the Company in exchange for Equity Interests in the Company (other than Disqualified Stock); (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (h) Hedging Obligations permitted under
Section 4.9 hereof; (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; (j) any guarantees permitted to be made pursuant to Section 4.9 hereof; and (k) all Investments of the Company and its Restricted Subsidiaries in existence as of the date of this Exchange Debenture Indenture.

                  "Permitted Liens" means (i) Liens securing Indebtedness of a Subsidiary or Liens securing Exchange Debenture Senior Debt that is outstanding on the date of issuance of the Exchange Debentures and Liens securing Exchange Debenture Senior Debt that is permitted by the terms of the Exchange Debenture Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, provided that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the date hereof; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (viii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (ix) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (f) of the second paragraph of Section
4.9 hereof covering only the assets acquired with such Indebtedness; (x) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xi) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiary) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; and (xii) customary Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation.

                  "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Agreement) of the Company or any of its Restricted Subsidiaries; provided that:
(i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable taken as a whole to the Holders of the Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Predecessor" means Cumulus Media Inc., an Illinois corporation, as predecessor to the Company.

                  "Principal" means Richard W. Weening and Lewis W. Dickey, Jr.

                  "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Group and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "Subsidiary Guarantee" has the meaning assigned to such term in the Note Indenture.

                  "Subsidiary Guarantor" has the meaning assigned to such term in the Note Indenture.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Exchange Debenture Indenture is qualified under the TIA.

                  "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

                  "Trustee" means the party named as such in the preamble to this Exchange Debenture Indenture until a successor replaces it in accordance with the applicable provisions of this Exchange Debenture Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of

Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) CCC. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
(a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall at the date of designation, and will at all times thereafter consist of, Non-Recourse Debt; (c) the Company certifies that such designation was permitted by Section 4.7; (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no Investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Exchange Debenture Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to Section 4.9 on a pro forma basis taking into account such designation.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) are owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                  Section 1.2. Other Definitions.

                                                                                                   Defined in
                                                    Term                                            Section
                  "Affiliate Transaction".................................................            4.11
                  "Asset Sale Offer"......................................................            3.9
                  "Bankruptcy Law"........................................................            10.2
                  "Change of Control Offer"...............................................            4.13
                  "Change of Control Payment".............................................            4.13
                  "Change of Control Payment Date"........................................            4.13
                  "Covenant Defeasance"...................................................            8.3
                  "Custodian".............................................................            6.1
                  "DTC"...................................................................            2.3
                  "Equity Offering".......................................................            3.7
                  "Event of Default"......................................................            6.1
                  "Excess Proceeds".......................................................            4.10
                  "Global Exchange Debenture".............................................            2.1
                  "Global Exchange Debenture Holder"......................................            2.1
                  "incur".................................................................            4.9
                  "Legal Defeasance"......................................................            8.2
                  "Notice of Default".....................................................            6.1
                  "Offer Amount"..........................................................            3.9
                  "Offer Period"..........................................................            3.9
                  "Paying Agent"..........................................................            2.3
                  "Payment Blockage Notice"...............................................            10.4
                  "Payment Default".......................................................            6.1
                  "Permitted Indebtedness"................................................            4.9
                  "Purchase Date".........................................................            3.9
                  "Registrar".............................................................            2.3
                  "Restricted Payments"...................................................            4.7

                  Section 1.3. Incorporation By Reference of Trust Indenture
Act.

                  Whenever this Exchange Debenture Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Exchange Debenture Indenture.

                  The following TIA terms used in this Exchange Debenture Indenture have the following meanings:

                  "indenture securities" means the Exchange Debentures;

                  "indenture to be qualified" means this Exchange Debenture Indenture; "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" means the Company and any successor obligor upon the Exchange Debentures.

                  All other terms used in this Exchange Debenture Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule enacted by the Commission under the TIA have the meanings so assigned to them.

                  Section 1.4. Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions; and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2
                             THE EXCHANGE DEBENTURES

                  Section 2.1. Form and Dating.

                  The Exchange Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated herein and made part of this Exchange Debenture Indenture. The Exchange Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Exchange Debenture shall be dated the date of its issuance and shall show the date of its authentication. The Exchange Debentures will be fully registered as to principal and interest in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                  The Exchange Debentures offered and sold may be issued initially in the form of one or more fully registered global Exchange Debentures (each being called a "Global Exchange Debenture"), with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein as the "Global Exchange Debenture Holder"), or will remain in the custody of the Registrar pursuant to the Fast Balance Certificate Agreement between the Depository and the Registrar and shall bear the legend set forth as Exhibit B. Except as set forth in Section 2.6, the Global Exchange Debenture may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

                  The terms and provisions contained in the Exchange Debentures shall constitute, and are hereby expressly made, a part of this Exchange Debenture Indenture and the Company and the Trustee, by their execution and delivery of this Exchange Debenture Indenture, expressly agree to such terms and provisions and (as to the Trustee, to the extent such terms and provisions pertain to the Trustee) to be bound thereby.

                  Exchange Debentures issued in global form shall be substantially in the form of Exhibit A attached hereto (including the legend on Exhibit B). Exchange Debentures issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the legend on Exhibit B). Each Global Exchange Debenture shall represent such of the outstanding Exchange Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Exchange Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Exchange Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Exchange Debenture to reflect the amount of any increase or decrease in the amount of outstanding Exchange Debentures represented thereby shall be made by the Trustee or the Exchange Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  Section 2.2. Execution and Authentication.

                  One Officer shall sign the Exchange Debentures for the Company by manual or facsimile signature.

                  If an Officer whose signature is on an Exchange Debenture no longer holds that office at the time an Exchange Debenture is authenticated, the Exchange Debenture shall nevertheless be valid.

                  An Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Exchange Debenture has been authenticated under this Exchange Debenture Indenture.

                  The Trustee shall, upon a written order of the Company signed by one Officer, authenticate Exchange Debentures for original issue up to the aggregate principal amount of $133,000,000. The aggregate principal amount of Exchange Debentures outstanding at any time may not exceed $133,000,000, except as provided in Section 2.7 hereof. Notwithstanding anything in this Exchange Debenture Indenture to the contrary or the execution and delivery of this Exchange Debenture Indenture on the date hereof, the terms and provisions of this Exchange Debenture Indenture shall not be effective until the consummation of an exchange pursuant to the Certificate of Designations relating to the Company's 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 (the "Series A Preferred Stock").

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Exchange Debentures. An authenticating agent may authenticate Exchange Debentures whenever the Trustee may do so. Each reference in this Exchange Debenture Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  Section 2.3. Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where (i) Exchange Debentures may be presented for registration of transfer or for exchange ("Registrar") and (ii) Exchange Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Exchange Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Exchange Debenture Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Exchange Debentures.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Exchange Debenture Custodian with respect to the Global Exchange Debentures.

                  Section 2.4. Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent, including the Trustee (who shall be deemed to have agreed by its execution of this Exchange Debenture Indenture), to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee (unless the Paying Agent is the Trustee, in which case it shall hold in trust for the Holders) all money held by the Paying Agent for the payment of principal, premium, if any, or interest, on the Exchange Debentures, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as sole Paying Agent for the Exchange Debentures.

                  Section 2.5. Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Exchange Debentures and the Company shall otherwise comply with TIA ss. 312(a).

                  Section 2.6. Transfer and Exchange.

                  Subject to the provisions of Section 2.13, when Exchange Debentures are presented to the Registrar with a request to register the transfer of such Exchange Debentures or to exchange such Exchange Debentures for an equal principal amount of Exchange Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Exchange Debentures surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof (or his attorney duly authorized in writing) in form satisfactory to the Company and to the Registrar. In order to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Exchange Debentures at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange or of redemption, but the Company may, by notice to the Trustee, require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Sections 3.6, 3.7(b) or 3.9). The Registrar shall not be required to register the transfer of or exchange of any Exchange Debenture (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Exchange Debentures and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Exchange Debenture being redeemed in part.

                  Prior to due presentment for the registration of a transfer of any Exchange Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Exchange Debenture is registered as the absolute owner of such Exchange Debenture for the purpose of receiving payment of principal of and interest on such Exchange Debentures, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  Section 2.7. Replacement Exchange Debentures.

                  If any mutilated Exchange Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Exchange Debenture, the Company shall issue and the Trustee, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, shall authenticate a replacement Exchange Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if an Exchange Debenture is replaced. The Company and the Trustee may charge for its expenses in replacing a Exchange Debenture.

                  Every replacement Exchange Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Exchange Debenture Indenture equally and proportionately with all other Exchange Debentures duly issued hereunder.

                  Section 2.8. Outstanding Exchange Debentures.

                  The Exchange Debentures outstanding at any time are all the Exchange Debentures authenticated by the Trustee except for those. cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Exchange Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Exchange Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Exchange Debenture.

                  If an Exchange Debenture is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Exchange Debenture is held by a bona fide purchaser.

                  If the principal amount of any Exchange Debenture is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. Exchange Debentures will also cease to be outstanding for certain purposes hereunder as provided in Article 8 hereof.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Exchange Debentures payable on that date, then on and after that date such Exchange Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  Section 2.9. Treasury Exchange Debentures.

                  In determining whether the Holders of the required principal amount of Exchange Debentures have concurred in any direction, waiver or consent, Exchange Debentures owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Debentures that a Trustee actually knows are registered in the names of the Company or any of their Affiliates or are certified as such by the Company in an Officer's Certificate delivered to the Trustee shall be so disregarded.

                  When the Company or any of its Affiliates repurchases or otherwise acquires Exchange Debentures, the Company shall notify the Trustee, in writing, of the aggregate principal amount of such Exchange Debentures so repurchased or otherwise acquired. The Trustee may require an Officer's Certificate listing Exchange Debentures owned by the Company or any of its Affiliates.

                  Section 2.10. CUSIP Number.

                  The Company in issuing the Exchange Debentures may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Exchange Debentures and that reliance may be placed only on the other identification numbers printed on the Exchange Debentures.

                  Section 2.11. Cancellation.

                  The Company at any time may deliver Exchange Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Exchange Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Exchange Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Exchange Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Exchange Debentures shall be delivered to the Company. The Company may not issue new Exchange Debentures to replace Exchange Debentures that it has paid or that have been delivered to the Trustee for cancellation.

                  Section 2.12. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Exchange Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Exchange Debentures and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Exchange Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.13. Book-Entry Provisions for Global Exchange Debentures.

                  (a) The Global Exchange Debentures initially shall (i) be registered in the name of Cede & Co., as the nominee of DTC, (ii) be delivered to the Registrar as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

                  (b) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Exchange Debenture Indenture with respect to any Global Exchange Debenture held on their behalf by the Depository, or the Registrar or the Trustee as its custodian, or under the Global Exchange Debenture, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Exchange Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Exchange Debenture.

                  (c) Transfers of Global Exchange Debentures shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Exchange Debentures may be transferred or exchanged for Certificated Exchange Debentures in accordance with the rules and procedures of the Depository. In addition, Certificated Exchange Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Exchange Debentures if (i) the Company notifies the Registrar that the Depository is unwilling or unable to continue as Depository for any Global Exchange Debenture and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) the Company, at its option, notifies the Registrar in writing that it elects to cause the issuance of Exchange Debentures in definitive form under this Exchange Debenture Indenture or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Certificated Exchange Debentures.

                  (d) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Exchange Debenture to beneficial owners pursuant to paragraph (c), the Registrar shall (if one or more Certificated Exchange Debentures are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Exchange Debenture in an amount equal to the principal amount of the beneficial interest in the Global Exchange Debenture to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Exchange Debentures of like tenor and amount.

                  (e) In connection with the transfer of Global Exchange Debentures as an entirety to beneficial owners pursuant to the second sentence of paragraph (c), the Global Exchange Debentures shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Exchange Debentures, an equal aggregate principal amount of Certificated Exchange Debentures of authorized denominations.

                  (f) The Holder of any Global Exchange Debenture may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Exchange Debenture Indenture or the Exchange Debentures.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

                  Section 3.1. Notices to Trustee.

                  If the Company elects to redeem Exchange Debentures pursuant to the optional redemption provisions of Section 3.7 hereof, then it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Exchange Debentures and/or Section of this Exchange Debenture Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Exchange Debentures to be redeemed and (iv) the redemption price.

                  Section 3.2. Selection of Exchange Debentures to Be Redeemed.

                  If less than all of the Exchange Debentures are to be redeemed at any time, selection of Exchange Debentures for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed, or, if the Exchange Debentures are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Exchange Debentures of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Exchange Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Exchange Debentures not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Exchange Debentures selected for redemption Debenture selected for redemption, and, in the case of any Exchange Debenture selected for partial redemption, the principal amount thereof to be redeemed. Exchange Debentures and portions of Exchange Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Exchange Debentures of a Holder are to be redeemed, the entire outstanding amount of Exchange Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Exchange Debenture in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Exchange Debenture. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrue on Exchange Debentures or portions of them called for redemption. Except as provided in this Section 3.2, provisions of this Exchange Debenture Indenture that apply to Exchange Debentures called for redemption also apply to portions of Exchange Debentures called for redemption.

                  The provisions of the two preceding paragraphs of this Section
3.2 shall not apply with respect to any redemption affecting only a Global Exchange Debenture, whether such Global Exchange Debenture is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Exchange Debenture shall be in an authorized denomination.

                  Section 3.3. Notice of Redemption.

                  Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Exchange Debentures to be redeemed at such Holder's registered address, provided, however, that the Company shall provide notice to the Trustee in accordance with Section 3.1 hereof at least five days prior to the mailing of the notice pursuant to this Section 3.3.

                  The notice shall identify the Exchange Debentures to be redeemed and shall state:

                  (a)      the redemption date;

                  (b)      the redemption price;

                  (c) if any Exchange Debenture is being redeemed in part, the portion of the principal amount of such Exchange Debenture to be redeemed and that, after the redemption date upon surrender of such Exchange Debenture, a new Exchange Debenture or Exchange Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Exchange Debenture;

                  (d)      the name and address of the Paying Agent;

                  (e) that Exchange Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Exchange Debentures called for redemption cease to accrue on and after the redemption date;

                  (g) the paragraph of the Exchange Debentures and/or Section of this Exchange Debenture Indenture pursuant to which the Exchange Debentures called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Exchange Debentures.

                  If any of the Exchange Debentures to be redeemed is in the form of a Global Exchange Debenture, then such notice shall be modified in form but not substance to the extent appropriate to accord with the procedures of the Depository applicable to redemptions.

                  At the Company's request and expense, the Trustee shall give the notice of redemption in the Company's name; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  Section 3.4. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.3 hereof, Exchange Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  Section 3.5. Deposit of Redemption Price.

                  On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Exchange Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on, all Exchange Debentures to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Exchange Debentures or the portions of Exchange Debentures called for redemption. If an Exchange Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Exchange Debenture was registered at the close of business on such record date. If any Exchange Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Exchange Debentures and in Section 4.1 hereof.

                  Section 3.6. Exchange Debentures Redeemed in Part.

                  Upon surrender of a Exchange Debenture that is redeemed in part, the Company shall issue and, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Exchange Debenture equal in principal amount to the unredeemed portion of the Exchange Debenture surrendered.

                  Section 3.7. Optional Redemption.

                  (a) Except as described below, the Exchange Debentures will not be redeemable at the Company's option prior to July 1, 2003. Thereafter, the Exchange Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of each of the years indicated below:

                                                              Percentage of
                  Year                                       Principal Amount
                  ----                                       ----------------
                  2003..................................         106.875%
                  2004..................................         105.156%
                  2005..................................         103.438%
                  2006..................................         101.719%
                  2007 and thereafter...................        100.00000

                  (b) Prior to July 1, 2001, the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of Exchange Debentures at a redemption price equal to 113 3/4% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date with all or a portion of the net proceeds of one or more Equity Offerings (as defined below); provided that at least 50% of the original aggregate principal amount of Exchange Debentures remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date after the closing of any such Equity Offering.

                  As used in the preceding paragraph, "Equity Offering" means any public or private sale of common stock of the Company pursuant to which the Company receives net proceeds of at least $25.0 million, other than issuances of common stock of the Company pursuant to employee benefit plans or as compensation to employees.

                  (c) Any redemption pursuant to this Section 3.7 shall be made in accordance with the provisions of Sections 3.1 through 3.6 hereof.

                  Section 3.8. Mandatory Redemption.

                  Except as set forth under Sections 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Exchange Debentures.

                  Section 3.9. Offer to Purchase By Application of Excess Proceeds.

                  In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders of Exchange Debentures and, to the extent required by the terms thereof, to all holders or lenders of other Exchange Debenture Pari Passu Debt, to purchase Exchange Debentures and any such Exchange Debenture Pari Passu Debt (an "Asset Sale Offer"), it shall follow the procedures specified below.

                  The Asset Sale offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Exchange Debentures required to be purchased pursuant to Section 4.10 hereof, giving effect to any related offer for Exchange Debenture Pari Passu Debt pursuant to
Section 4.10, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Exchange Debentures tendered in response to the Asset Sale Offer. Payment for any Exchange Debentures so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name an Exchange Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Exchange Debentures pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Exchange Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this Section 3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b)      the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Exchange Debenture not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Exchange Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have an Exchange Debenture purchased pursuant to an Asset Sale Offer may only elect to have all of such Exchange Debenture purchased and may not elect to have only a portion of such Exchange Debenture purchased;

                  (f) that Holders electing to have a Exchange Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Exchange Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Debenture completed, or transfer by book-entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Exchange Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Exchange Debenture purchased;

                  (h) that, if the aggregate principal amount of Exchange Debentures surrendered by Holders exceeds the Offer Amount, the Company shall select the Exchange Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed-appropriate by the Company so that only Exchange Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased) in the manner provided in Section 4.10; and

                  (i) that Holders whose Exchange Debentures were purchased only in part shall be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered (or transferred by book-entry transfer).

                  If any of the Exchange Debentures subject to an Asset Sale Offer is in the form of a Global Exchange Debenture, then such notice may be modified in form but not substance to the extent appropriate to accord with the procedures of the Depository applicable to repurchases.

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Exchange Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Exchange Debentures tendered, and shall deliver to the Trustee an

Officers' Certificate stating that such Exchange Debentures or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.9. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Exchange Debentures tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Exchange Debenture, and the Trustee, upon receipt of a written authentication order of the Company signed by two officers of the Company shall authenticate and mail or deliver such new Exchange Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Exchange Debenture surrendered. Any Exchange Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE 4
                                    COVENANTS

                  Section 4.1. Payment of Exchange Debentures.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Exchange Debentures on the dates and in the manner provided in the Exchange Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all such amounts then due.

                  Section 4.2. Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where principal, premium, if any, and interest on the Exchange Debentures will be paid and where Exchange Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Exchange Debentures and this Exchange Debenture Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Exchange Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The

Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the following office of an Affiliate of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

                  Section 4.3. Reports.

                  Whether or not required by the rules and regulations of the Commission, so long as any Exchange Debentures are outstanding, the Company shall furnish to the Holders of Exchange Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of such information and report with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing). The Company shall at all times comply with TIA ss.314(a).

                  Section 4.4. Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Exchange Debenture Indenture, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Exchange Debenture Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Exchange Debenture Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Exchange Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. As of the date hereof, the Company's fiscal year ends on December 31 of each calendar year. In the event the Company changes its fiscal year, it shall promptly notify the Trustee of such change.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the fiscal year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the

Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Exchange Debentures are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  Section 4.5. Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Exchange Debentures.

                  Section 4.6. Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Exchange Debenture Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  Section 4.7. Restricted Payments.

                  The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment to holders of the Company's Equity Interests in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company that is not a Wholly Owned Restricted Subsidiary of the Company;
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Debentures, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of
         Section 4.9 hereof; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Exchange Debenture Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding paragraph), is less than the sum of (i) (A) 100% of the aggregate Consolidated Cash Flow of the Company (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the Company's fiscal quarter commencing after the Issue Date and ending on the last day of the Company's most recent fiscal quarter for which financial information is available to the Company ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (B) 1.4 times Consolidated Interest Expense for the same period, plus (ii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company from the issue or sale since the date hereof of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, other than Disqualified Stock or debt securities that have been converted into Disqualified Stock and other than the Common Stock issued in the Common Stock Offering), plus
         (iii) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the net proceeds of such sale, liquidation or repayment and (B) the amount of such Restricted Investment, plus (iv) $5.0 million.

                  The foregoing provisions will not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Exchange Debenture Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(3) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any

Subsidiary of the Company held by any of the Company's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Exchange Debenture Indenture in connection with the termination of such person's employment for any reason (including by reason of death or disability); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period; and provided further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed.

                  Section 4.8. Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed by it to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any Restricted Subsidiaries of the Company, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Facility as in effect as of the date of this Exchange Debenture Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Agreement, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or any other Credit Agreements are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of this Exchange Debenture Indenture, (b) this Exchange Debenture Indenture and the Exchange Debentures, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, such Indebtedness or Disqualified Stock was permitted by the terms of this Exchange Debenture Indenture to be incurred, (e) customary non-assignment provisions in leases entered into in the ordinary course of business, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired or (g) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

                  Section 4.9. Incurrence of Indebtedness and Issuance of Preferred Stock.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Leverage Ratio at the time of the incurrence of such indebtedness, after giving pro-forma effect thereto and to the use of proceeds therefrom, is less than 7.0 to 1. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

                  Notwithstanding the foregoing, this Section 4.9 will not prohibit any of the following (collectively, "Permitted Indebtedness"): (a) the Indebtedness evidenced by the Exchange Debentures; (b) the incurrence by the Company of Indebtedness pursuant to Credit Agreements; the Company's 10 3/8% Senior Subordinated Notes due 2008 or the Subsidiary Guarantees, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Agreements does not, at any one time, exceed $150.0 million, less the aggregate amount of all proceeds from all Asset Sales that have been applied since the date hereof to permanently reduce the outstanding amount of such Indebtedness pursuant to the provisions described under Section 4.10; (c) all Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date hereof;
(d) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Exchange Debentures and
(ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (e) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in a Permitted Business in an aggregate principal amount not to exceed $15.0 million at any time outstanding;
(f) the incurrence by the Company or its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Exchange Debenture Indenture to be incurred; (g) the incurrence by the Company or its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or variable rate Indebtedness or for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, in each case in respect of Indebtedness that is permitted by the terms of this Exchange Debenture Indenture to be outstanding; provided, however, that in the case of Hedging obligations that are incurred for the purpose of fixing or hedging interest rate risks with respect to Indebtedness, the notional principal amount of any such Hedging obligation does not exceed the principal amount of the Indebtedness to which such Hedging obligation relates and in the case of Hedging Obligations incurred for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, such Hedging Obligations do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; (h) Indebtedness incurred solely in respect of performance, surety and similar bonds or completion guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others; (i) Indebtedness arising out of standby letters of credit covering workers compensation, performance or similar obligations in an aggregate amount not to exceed $500,000 at any time outstanding; (j) any guarantee of the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Exchange Debenture Indenture; (k) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; (1) the incurrence by the Company of Indebtedness in respect of Exchange Debentures issued as payment in kind interest on Exchange Debentures issued on the exchange of the Series A Preferred Stock, to the extent such interest payments are made pursuant to the terms hereof; and (m) Guarantor Senior Debt constituting Guarantees by the Subsidiary Guarantors of Senior Debt incurred under a Credit Agreement that is permitted by the terms of this Indenture to be incurred.

                  The Company shall not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Company.

                  Section 4.10. Asset Sales.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Exchange Debentures or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any non-cash consideration received by the Company or any such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash within 30 days of closing such Asset Sale, shall be deemed to be cash for purposes of this provision (to the extent of the cash received).

                  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds, at its option, (a) to permanently reduce Exchange Debenture Senior Debt (and to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings), or (b) to an investment in any one or more businesses, capital expenditures or acquisition of other assets, in each case, used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Exchange Debenture Senior Debt that is revolving debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Exchange Debenture Indenture. Any Net Proceeds from Asset Sales that are not applied as provided in the first sentence of this paragraph will (after the expiration of the periods specified in this paragraph) be deemed to constitute "Excess Proceeds."

                  When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of the Exchange Debentures and, to the extent required by the terms thereof, to all holders or lenders of Exchange Debenture Pari Passu Debt (an "Asset Sale Offer") to purchase the maximum principal amount of the Exchange Debentures and any such Exchange Debenture Pari Passu Debt to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Exchange Debenture Indenture or the agreements governing the Exchange Debenture Pari Passu Debt, as applicable. To the extent that the aggregate principal amount of the Exchange Debentures and Exchange Debenture Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Exchange Debentures surrendered by Holders thereof and other Exchange Debenture Pari Passu Debt surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Debentures and the trustee or other lender representative for the Exchange Debenture Pari Passu Debt shall select the Exchange Debenture Pari Passu Debt to be purchased on a pro rata basis, based on the aggregate principal amount thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  Section 4.11. Transactions with Affiliates.

                  The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of Affiliated Transactions complies with clause
(i) above and that such Affiliate Transaction or series of Affiliated Transactions has been approved in good faith by a majority of the members of the Board of Directors who are disinterested with respect to such Affiliate Transaction or series of Affiliated Transactions, which resolution shall be conclusive evidence of compliance with this provision, and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers an Officer's Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal, engineering or investment banking firm of national standing (which resolution and fairness opinion shall be conclusive evidence of compliance with this provision); provided that the following shall not be deemed Affiliate Transactions: (1) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) Restricted Payments and Permitted Investments that are permitted by Section 4.7 of this Exchange Debenture Indenture, (4) indemnification payments made to officers, directors and employees of the Company or any Restricted Subsidiary pursuant to charter, bylaw, statutory or contractual provisions and (5) any agreement as in effect as of the Issue Date or any Transaction contemplated thereby.

                  Section 4.12. Liens.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired.

                  Section 4.13. Offer to Repurchase Upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of the Exchange Debentures will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of the Exchange Debentures plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will (i) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offer to repurchase the Exchange Debentures pursuant to the procedures required by this Exchange Debenture Indenture and described in such notice on a date no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date") and (ii) (a) offer to repay in full all obligations under the Credit Facility and to repay in full all Obligations of each lender who has accepted such offer or (b) obtain the requisite consent under agreements evidencing Exchange Debenture Senior Debt to permit the purchase of the Exchange Debentures as described herein. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Debentures as a result of a Change of Control.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Exchange Debentures or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the relevant Exchange Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of such Exchange Debentures or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of the Exchange Debentures so tendered the Change of Control Payment for such Exchange Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each tendering Holder a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any; provided that each such new Exchange Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  The Company shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Exchange Debenture Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Debentures (or portions thereof) validly tendered and not withdrawn under such Change of Control Offer.

                  Section 4.14. Asset Swaps.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) the Company would, after giving pro forma effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.9 hereof; (iii) the respective fair market values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries (as determined in good faith by the management of the company or, if such Asset Swap includes consideration in excess of $1.0 million by the Board of Directors of the Company, as evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by the Company and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by the Company or its Restricted Subsidiaries, calculated from the time the agreement to swap assets was entered into.

                  Section 4.15. Corporate Existence.

                  Subject to Article 5 hereof, the Company shall and shall cause its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter, partnership agreement and statutory), licenses and franchises of the Company and the Subsidiaries; provided, however, that the Company and the Subsidiaries shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries, if the Board of Directors of the relevant Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Exchange Debentures.

                  Section 4.16. Business Activities.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any material respect in any business other than a Permitted Business.

                  Section 4.17. Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries.

                  The Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10 hereof and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors, qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary; provided that the Company may, and may permit any Wholly Owned Restricted Subsidiary of the Company to, take any of the actions referred to in
(i) and (ii) above so long as immediately after giving effect to such action no more than 10% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries is owned by other than Wholly Owned Restricted Subsidiaries of the Company.

                  Section 4.18. Payments for Consent.

                  Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Exchange Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or of the Exchange Debentures unless such consideration is offered to be paid or is paid to all Holders of the Exchange Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  Section 4.19. Designation of Unrestricted Subsidiaries.

                  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under clause (c) of the first paragraph Section 4.7 hereof. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such restricted subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  ARTICLE 5 SUCCESSORS

                  Section 5.1. Merger, Consolidation, or Sale of Substantially All Assets.

                  The Company will not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity (if the Company is not the continuing obligor under this Exchange Debenture Indenture) assumes all the obligations of the Company under the Exchange Debentures and this Exchange Debenture Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to such transaction or series of transactions no Default or Event of Default exists; (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiary which becomes the obligation of the Company or any of its Subsidiary as a result of such transaction or series of transactions as having been incurred at the time of such transaction or series of transactions), the Consolidated Net Worth of the Company and its Subsidiaries or the Surviving Entity (if the Company is not the continuing obligor under this Exchange Debenture Indenture) is equal to or greater than the Consolidated Net Worth of the Company and its

Subsidiaries immediately prior to such transaction or series of transactions and
(v) the Company or Surviving Entity (if the Company is not the continuing obligor under this Exchange Debenture Indenture) will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of
Section 4.9 hereof. Notwithstanding the restrictions described in the foregoing clauses (iv) and (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

                  Section 5.2. Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Exchange Debenture Indenture referring to the "Company" shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of the Company under this Exchange Debenture Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Exchange Debentures except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

                  Section 6.1. Events of Default.

                  An "Event of Default" occurs if (i) a default for 30 days in the payment when due of interest on the Exchange Debentures (whether or not prohibited by the subordination provisions hereof); (ii) a default in payment when due of the principal of or premium, if any, on the Exchange Debentures (whether or not prohibited by the subordination provisions hereof); (iii) the failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.10, 4.17 and 5.1; (iv) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding to comply with any of its other agreements in this Exchange Debenture Indenture or the Exchange Debentures; (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Exchange Debenture Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) the failure by the Company or any of its Restricted Subsidiaries to pay final, non-appealable judgments aggregating in excess of $5.0 million (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability in writing), which judgments remain unpaid or discharged for a period of 60 days; (vii) the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding, (b) consents to the entry of an order for relief against it in an involuntary case or proceeding, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property or (d) makes a general assignment for the benefit of its creditors; (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding, (b) appoints a Custodian of the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or (c) orders the liquidation of the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  The Company is required to deliver to the Trustee annually a statement regarding compliance with this Exchange Debenture Indenture, and the Company is required, within five business days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  Section 6.2. Acceleration.

                  If an Event of Default (other than an Event of Default described in Section 6.1 (vii) or (viii) above) relating to the Company occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures by written notice to the Company and the Trustee, may declare the unpaid principal amount of and any accrued and unpaid interest on all the Exchange Debentures to be due and payable immediately.

                  Notwithstanding the foregoing paragraph, in the case of an Event of Default arising under Section 6.1 (vii) or (viii) above, all outstanding Exchange Debentures will become due and payable without further action or notice.

                  After a declaration of acceleration under this Exchange Debenture Indenture, but before a judgment or decree for payment of principal, premium, if any, and interest on the Exchange Debentures due under this Article 6 has been obtained by the Trustee, Holders of a majority in principal amount of the then outstanding Exchange Debentures by written notice to the Company and the Trustee may rescind an acceleration and its consequences if
(i) the Company has paid or deposited with the Trustee a sum sufficient to pay
(a) all sums paid or advanced by the Trustee under this Exchange Debenture Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (b) all overdue interest on the Exchange Debentures, if any, (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

                  Section 6.3. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Exchange Debentures or to enforce the performance of any provision of the Exchange Debentures or this Exchange Debenture Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Exchange Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Exchange Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 6.4. Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the Exchange Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium and liquidated damages, if any, or interest on, the Exchange Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration pursuant to Section 6.3). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Exchange Debenture Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 6.5. Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Exchange Debenture Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Exchange Debentures or that may involve the Trustee in personal liability it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders.

                  Section 6.6. Limitation on Suits.

                  A Holder of an Exchange Debenture may pursue a remedy with respect to this Exchange Debenture Indenture or the Exchange Debentures only if:

                  (a) the Holder of an Exchange Debenture gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of an Exchange Debenture or Holders of Exchange Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Exchange Debentures do not give the Trustee a direction inconsistent with the request.

A Holder of an Exchange Debenture may not use this Exchange Debenture Indenture to prejudice the rights of another Holder of an Exchange Debenture or to obtain a preference or priority over another Holder of an Exchange Debenture.


                  Section 6.7. Rights of Holders of Exchange Debentures to Receive Payment.

                  Notwithstanding any other provision of this Exchange Debenture Indenture, the right of any Holder of an Exchange Debenture to receive payment of principal, premium, if any, and interest on the Exchange Debenture, on or after the respective due dates expressed in the Exchange Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.8. Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Exchange Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 6.9. Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Exchange Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Exchange Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

                  Section 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article 10, pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Sections 6.8 and 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Exchange Debentures for amounts due and unpaid on the Exchange Debentures for principal, premium, if any, and accrued interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchange Debentures for principal, premium, if any, and accrued interest, as the case may be, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Exchange Debentures pursuant to this Section 6.10.

                  Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Exchange Debenture Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Exchange Debenture pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Exchange Debentures.

                                   ARTICLE 7
                                     TRUSTEE

                  Section 7.1. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Exchange Debenture Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Exchange Debenture Indenture and the Trustee need perform only those duties that are specifically set forth in this Exchange Debenture Indenture and no others, and no implied covenants or obligations shall be read into this Exchange Debenture Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, requests, statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Exchange Debenture Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Exchange Debenture Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Exchange Debenture Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Exchange Debenture Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Exchange Debenture Indenture at the request of any Holder, unless such Holder shall have furnished to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 7.2. Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) Unless otherwise specifically provided in this Exchange Debenture Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (e) Except with respect to Sections 4.1 and 4.4 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1 or 4.4 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge. For the purposes of this clause (e) only, "actual knowledge" shall mean the actual fact or statement of knowing, without any duty to make investigation with regard thereto.

                  (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (g) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

                  (h) The permissive rights of the Trustee to perform the acts enumerated in this Exchange Debenture Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

                  (i) Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificate).

                  Section 7.3. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Exchange Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

                  Section 7.4. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Exchange Debenture Indenture or the Exchange Debentures, it shall not be accountable for the Company's use of the proceeds from the Exchange Debentures or any money paid to the Company or upon the Company's direction under any provision of this Exchange Debenture Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or in any certificate delivered pursuant hereto or any statement in the Exchange Debentures or any other document in connection with the sale of the Exchange Debentures or pursuant to this Exchange Debenture Indenture other than its certificate of authentication.

                  Section 7.5. Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Exchange Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Exchange

Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Exchange Debentures.

                  Section 7.6. Reports by Trustee to Holders of the Exchange Debentures.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Exchange Debenture Indenture, and for so long as Exchange Debentures remain outstanding, the Trustee shall mail to the Holders of the Exchange Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2) and transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Exchange Debentures shall be mailed to the Company and filed with the Commission and each stock exchange on which the Exchange Debentures are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Exchange Debentures are listed on any stock exchange.

                  Section 7.7. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Exchange Debenture Indenture and services hereunder, including, without limitation, extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Exchange Debenture Indenture, including the costs and expenses of enforcing this Exchange Debenture Indenture against the Company (including this Section 7.7) and investigating or defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without their consent.

                  The obligations of the Company under this Section 7.7 are joint and several and shall survive the satisfaction and discharge of this Exchange Debenture Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Exchange Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Exchange Debentures. Such Lien shall survive the satisfaction and discharge of this Exchange Debenture Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

                  Section 7.8. Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Exchange Debentures of a majority in principal amount of the then outstanding Exchange Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Exchange Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Exchange Debentures of at least 10% in principal amount of the then outstanding Exchange Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of an Exchange Debenture who has been a Holder of an Exchange Debenture for at least six months, fails to comply with Section 7.10, such Holder of an Exchange Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Exchange Debenture Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Exchange Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                  Section 7.9. Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 7.10. Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that is a member of a holding company that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                  This Exchange Debenture Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

                  Section 7.11. Preferential Collection of Claims Against
Company.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Exchange Debentures upon compliance with the conditions set forth below in this
Article 8.

                  Section 8.2. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Exchange Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Exchange Debenture Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Exchange Debentures and this Exchange Debenture Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Exchange Debentures to receive payments in respect of the principal of, premium, if any, and interest on such Exchange Debentures when such payments are due from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, (b) the Company's obligations with respect to such Exchange Debentures under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

                  Section 8.3. Covenant Defeasance.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20
hereof and in clause (iv) of Section 5.1 with respect to the outstanding Exchange Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Exchange Debentures shall thereafter be deemed not "outstanding" for the purposes of any compliance certificate, direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Exchange Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Exchange Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Exchange Debenture Indenture, such Exchange Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(iv) (but only with respect to the Company's failure to observe or perform the covenants, conditions and agreements of the

Company under clause (iv) of Section 5.1), 6.1(v) and 6.1(vi) hereof shall not constitute Events of Default.

                  Section 8.4. Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Exchange Debentures:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Exchange Debentures, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the outstanding Exchange Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Debentures are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Exchange Debenture Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such legal Defeasance and will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(vii) or 6.1(viii) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Exchange Debenture Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Company shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Exchange Debentures over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                  Section 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Exchange Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Exchange Debentures and this Exchange Debenture Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Exchange Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Exchange Debentures.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 8.6. Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Exchange Debenture and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Exchange Debenture shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                  Section 8.7. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Exchange Debenture Indenture, the Exchange Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof, as the case may be; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Exchange Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Exchange Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

                  Section 9.1. With Consent of Holders of Exchange Debentures.

                  Except as provided below, this Exchange Debenture Indenture or the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Exchange Debentures), and any existing default or compliance with any provision of this Exchange Debenture Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures).

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Exchange Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Exchange Debentures under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Exchange Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                  Section 9.2. Without Consent of Holders of Exchange
Debentures.

                  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Debentures held by a non-consenting Holder): (i) reduce the principal amount of the Exchange Debentures whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Debenture or alter the provisions with respect to the redemption of the Exchange Debentures (except as provided above in Sections 4.10 and 4.13 hereof), (iii) reduce the rate of or change the time for payment of interest on any Exchange Debenture, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Debentures (except a rescission of acceleration of the Exchange Debentures by the Holders of at least a majority in principal amount of such Exchange Debentures and a waiver of the payment default that resulted from such acceleration), (v) make any Exchange Debenture payable in money other than that stated in the Exchange Debentures, (vi) make any change in the provisions of this Exchange Debenture Indenture relating to waivers of past Defaults or the rights of Holders of the Exchange Debentures to receive payments of principal of or premium, if any, or interest on the Exchange Debentures or
(vii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions contained in Sections 4.10 and 4.13 hereof or the provisions of Article 10 hereof will require the consent of the Holders of at least 66 2/3% in principal amount of the Exchange Debentures then outstanding if such amendment would adversely affect the rights of Holders of such Exchange Debentures. However, no amendment may be made to the subordination provisions of the Exchange Debenture Indenture that adversely affects the rights of any holder of Exchange Debenture Senior Debt then outstanding unless the holders of such Exchange Debenture Senior Debt (or any group or representative thereof authorized to give a consent) consents to such change.

                  Notwithstanding the foregoing, without the consent of any Holder of the Exchange Debentures the Company and the Trustee may amend or supplement this Exchange Debenture Indenture or the Exchange Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures, to provide for the assumption of the Company's obligations to Holders of the Exchange Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Exchange Debentures or that does not adversely affect the legal rights under this Exchange Debenture Indenture of any such Holder, to secure the Exchange Debentures or to comply with requirements of the Commission in order to effect or maintain the qualification of the Exchange Debenture Indenture under the Trust Indenture Act.

                  Section 9.3. Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Exchange Debenture Indenture or the Exchange Debentures shall be set forth in an amended or supplemental Exchange Debenture Indenture that complies with the TIA as then in effect.

                  Section 9.4. Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an Exchange Debenture is a continuing consent by the Holder of an Exchange Debenture and every subsequent Holder of an Exchange Debenture or portion of an Exchange Debenture that evidences the same debt as the consenting Holder's Exchange Debenture, even if notation of the consent is not made on any Exchange Debenture. However, any such Holder of an Exchange Debenture or subsequent Holder of an Exchange Debenture may revoke the consent as to its Exchange Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  Section 9.5. Notation on or Exchange of Exchange Debentures.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Exchange Debenture thereafter authenticated. The Company in exchange for all Exchange Debentures may issue and the Trustee shall authenticate new Exchange Debentures that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Exchange Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 9.6. Trustee to Sign Amendment, etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Exchange Debenture Indenture until its respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Exchange Debenture Indenture and that there has been compliance with all conditions precedent.

                                   ARTICLE 10
                                  SUBORDINATION

                  Section 10.1. Agreement to Subordinate.

                  The Company agrees, and each Holder by accepting an Exchange Debenture agrees, that (i) the Indebtedness evidenced by the Exchange Debentures, including, but not limited to, the payment of principal of, premium, if any, and interest on the Exchange Debentures, and any other payment Obligation of the Company in respect of the Exchange Debentures (including any obligation to repurchase the Exchange Debentures) is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Exchange Debenture Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) (ii) the subordination is for the benefit of the Holders of Exchange Debenture Senior Debt.

                  Section 10.2. Certain Definitions.

                  "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any Exchange Debenture Senior Debt.

                  A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

                  All Designated Exchange Debenture Senior Debt now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash (or other form of payment consented to by the holders of such Designated Exchange Debenture Senior Debt) with respect to such Designated Exchange Debenture Senior Debt and all other obligations with respect thereto.

                  Section 10.3. Liquidation; Dissolution; Bankruptcy.

                  (a) Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                  (1) the holders of Exchange Debenture Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations in respect of such Exchange Debenture Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Exchange Debenture Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Exchange Debentures shall be entitled to receive any payment with respect to the Exchange Debentures and related obligations; and

                  (2) until all Obligations with respect to Exchange Debenture Senior Debt of the Company (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Holders of Exchange Debentures would be entitled shall be made to holders of Exchange Debenture Senior Debt of the Company (except that in the case of both paragraph (i) above and this paragraph (ii), Holders of Exchange Debentures may receive (x) securities that are subordinated at least to the same extent as the Exchange Debentures to Exchange Debenture Senior Debt (or securities issued in exchange for Exchange Debenture Senior Debt), so long as the rights of the holders of such Exchange Debenture Senior Debt are not altered or impaired without their consent, and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate a Credit Agreement or Article 8 or 10 of this Exchange Debenture Indenture).

                  Under the circumstances described in this Section 10.3, the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person making any payment or distribution of cash or other property or securities is authorized or instructed to make any payment or distribution to which the Holders of the Exchange Debentures would otherwise be entitled (other than (i) securities that are subordinated at least to the same extent as the Exchange Debentures to Exchange Debenture Senior Debt and any securities issued in exchange for Exchange Debenture Senior Debt, so long as the rights of the holders of such Exchange Debenture Senior Debt are not altered or impaired without their consent and (ii) payments made from any defeasance trust referred to in the second parenthetical of clause (a)(2) above (provided, that the applicable deposit does not violate a Credit Agreement or Article 8 or 10 of this Exchange Debenture Indenture), which shall be delivered or paid to the Holders of Exchange Debentures as set forth in such clause) directly to the holders of the Exchange Debenture Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Exchange Debenture Senior Debt of the Company held by such holders) or their Representatives, or to any trustee or trustees under any other indenture pursuant to which any such Exchange Debenture Senior Debt may have been issued, as their respective interests appear, to the extent necessary to pay all such Exchange Debenture Senior Debt in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Exchange Debenture Senior Debt.

                  To the extent any payment of or distribution in respect of Exchange Debenture Senior Debt, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Exchange Debenture Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Exchange Debenture Senior Debt is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Exchange Debenture Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

                  Section 10.4. Default on Designated Exchange Debenture Senior Debt.

                  The Company may not make any payment (whether by redemption, purchase, retirements, defeasance or otherwise) upon or in respect of the Exchange Debentures (other than (i) securities that are subordinated at least to the same extent as the Exchange Debentures are subordinated to Exchange Debenture Senior Debt and any securities issued in exchange for Exchange Debenture Senior Debt, so long as the rights of the holders of such Exchange Debenture Senior Debt are not altered or impaired without their consent and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof if the applicable deposit does not violate a Credit Agreement or Article 8 or 10 of this Exchange Debenture Indenture) until all principal and other Obligations with respect to the Exchange Debenture Senior Debt of the Company have been paid in full if:

                  (i) a default in the payment of any principal of, premium, if any, or interest on Designated Exchange Debenture Senior Debt occurs or any other default on Exchange Debenture Senior Debt occurs and the maturity of such Exchange Debenture Senior Debt is accelerated in accordance with its terms; or

                  (ii) any other default occurs and is continuing with respect to Designated Exchange Debenture Senior Debt that permits, or with the giving of notice or passage of time or both (unless cured or waived) would permit, holders of the Designated Exchange Debenture Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or the holders of any Designated Exchange Debenture Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until 360 days shall have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of any Designated Exchange Debenture Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 181 days.

                  The Company shall resume payments on and distributions in respect of the Exchange Debentures upon:

                  (1) in the case of a default referred to in Section 10.4(i) hereof the date upon which the default is cured or waived, or

                  (2) in the case of a default referred to in clause (ii) in the first paragraph of this Section 10.4, the earliest of (A) the date on which such nonpayment default is cured or waived, (B) the date the applicable Payment Blockage Notice is retracted by written notice to the Trustee and (C) 179 days after the date on which the applicable Payment Blockage Notice is received unless (1) the maturity of any Designated Exchange

         Debenture Senior Debt has been accelerated or (2) a Default or Event of Default under Section 6.1(vii) or (viii) has occurred and is continuing, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

                  Section 10.5. Acceleration of Exchange Debentures.

                  If payment of the Exchange Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Exchange Debenture Senior Debt of the acceleration.

                  Section 10.6. When Distribution Must Be Paid Over.

                  In the event that the Trustee or any Holder receives any payment or distribution of or in respect of any Obligations with respect to the Exchange Debentures at a time when such payment or distribution is prohibited by
Section 10.3 or Section 10.4 hereof, such payment or distribution shall be held by the Trustee (if the Trustee has actual knowledge that such payment or distribution is prohibited by Section 10.3 or 10.4) or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Exchange Debenture Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Exchange Debenture Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Exchange Debenture Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Exchange Debenture Senior Debt.

                  With respect to the holders of Exchange Debenture Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Exchange Debenture Senior Debt shall be read into this Exchange Debenture Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Exchange Debenture Senior Debt, and, except as provided in Section 10.12, shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Exchange Debentures or the Company or any other Person money or assets to which any holders of Exchange Debenture Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                  Section 10.7. Notice by Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Exchange Debentures to violate this Article, but failure to give such notice shall not affect the subordination of the Exchange Debentures to the Exchange Debenture Senior Debt as provided in this Article.

                  Section 10.8. Subrogation.

                  After all Exchange Debenture Senior Debt is paid in full and until the Exchange Debentures are paid in full, Holders of Exchange Debentures shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Exchange Debentures) to the rights of holders of Exchange Debenture Senior Debt to receive distributions and payments applicable to Exchange Debenture Senior Debt to the extent that distributions and payments otherwise payable to the Holders of Exchange Debentures have been applied to the payment of Exchange Debenture Senior Debt. A payment or distribution made under this Article to holders of Exchange Debenture Senior Debt that otherwise would have been made to Holders of Exchange Debentures is not, as between the Company and Holders of Exchange Debentures, a payment by the Company on the Exchange Debentures.

                  Section 10.9. Relative Rights.

                  This Article defines the relative rights of Holders of Exchange Debentures and holders of Exchange Debenture Senior Debt. Nothing in this Exchange Debenture Indenture shall:

                  (1) impair, as between the Company and Holders of Exchange Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Exchange Debentures in accordance with their terms;

                  (2) affect the relative rights of Holders of Exchange Debentures and creditors of the Company other than their rights in relation to holders of Exchange Debenture Senior Debt; or

                  (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Exchange Debenture Senior Debt to receive distributions and payments otherwise payable to Holders of Exchange Debentures.

                  If the Company fails because of this Article to pay principal of or interest on a Exchange Debenture on the due date, the failure is still a Default or Event of Default.

                  Section 10.10. Subordination May Not Be Impaired by Company.

                  No right of any present or future holders of any Exchange Debenture Senior Debt to enforce subordination as provided in this Article Ten will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by noncompliance by the Company with the terms of this Exchange Debenture Indenture, regardless of any knowledge thereof that any such holder of Exchange Debenture Senior Debt may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Exchange Debenture Senior Debt.

                  Section 10.11. Payment, Distribution or Notice to Representative.

                  Whenever a payment or distribution is to be made or a notice given to holders of Exchange Debenture Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets or securities of the Company referred to in this Article 10, the Trustee and the Holders of Exchange Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders of Exchange Debentures for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Exchange Debenture Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

                  Section 10.12. Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article 10 or any other provision of this Exchange Debenture Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Exchange Debentures, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Exchange Debentures to violate this Article, which notice shall specifically refer to Section 10.3 or 10.4 hereof. Only the Company or a representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

                  The Trustee in its individual or any other capacity may hold Exchange Debenture Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                  Section 10.13. Authorization to Effect Subordination.

                  Each Holder by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.9 hereof at least 30 days before the expiration of the time to file such claim, each lender under the Credit Facility is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Exchange Debentures.

                  Section 10.14. Amendments.

                  No amendment may be made to the provisions of or the definitions of any terms appearing in this Article 10, or to the provisions of
Section 6.2 relating to the Designated Exchange Debenture Senior Debt, that adversely affects the rights of any holder of Exchange Debenture Senior Debt then outstanding unless the holders of such Exchange Debenture Senior Debt (or any group or Representative authorized to give a consent) consent to such change.

                  Section 10.15. No Waiver of Subordination Provisions.

                  Without in any way limiting the generality of Section 10.9 of this Exchange Debenture Indenture, the holders of Exchange Debenture Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Exchange Debenture Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Exchange Debenture Senior Debt or any instrument evidencing the same or any agreement under which Exchange Debenture Senior Debt is outstanding or secured;
(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Exchange Debenture Senior Debt; (c) release any Person liable in any manner for the collection of Exchange Debenture Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

                                  ARTICLE 11
                                 MISCELLANEOUS

                  Section 11.1. Trust Indenture Act Controls.

                  If any provision of this Exchange Debenture Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control. If any provisions of this Exchange Debenture Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the letter provision shall be deemed to apply to this Exchange Debenture Indenture as so modified or excluded, as the case may be.

                  Section 11.2. Notices.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                           Cumulus Media Inc.
                           3535 Piedmont Road
                           Building 14, Fourteenth Floor
                           Atlanta, Georgia 30305
                           Attention: Chief Executive Officer

                  If to the Trustee:

                           U.S. Bank Trust National Association
                           U.S. Bank Trust Center
                           186 East Fifth Street
                           St. Paul, MN  55101
                           Attention:  Corporate Trust Administration

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Section 11.3. Communication by Holders of Exchange Debentures with Other Holders of Exchange Debentures.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Exchange Debenture Indenture or the Exchange Debentures. The Company the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  Section 11.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Exchange Debenture Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Exchange Debenture Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                  Section 11.5. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Exchange Debenture Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  Section 11.6. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 11.7. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Debentures or this Exchange Debenture Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Debentures, by accepting a Exchange Debenture, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  Section 11.8. Governing Law.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS SHALL GOVERN AND BE USED TO CONSTRUE THIS EXCHANGE DEBENTURE INDENTURE AND THE EXCHANGE DEBENTURES.

                  Section 11.9. No Adverse Interpretation of Other Agreements.

                  This Exchange Debenture Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Exchange Debenture Indenture.

                  Section 11.10. Successors.

                  All agreements of the Company in this Exchange Debenture Indenture, the Exchange Debentures shall bind its respective successors. All agreements of the Trustee in this Exchange Debenture Indenture shall bind its successors.

                  Section 11.11. Severability.

                  In case any provision in this Exchange Debenture Indenture or in the Exchange Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 11.12. Counterpart Originals.

                  The parties may sign any number of copies of this Exchange Debenture Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 11.13. Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Exchange Debenture Indenture have been inserted for convenience of reference only, are not to be considered a part of this Exchange Debenture Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of
                  , 1998
------------------
                                     CUMULUS MEDIA INC.

Attest:                              By:
                                        ------------------------------
                                     Name:
                                          ----------------------------
                                     Title:
-------------------------------            ---------------------------


                                     [TRUSTEE]

Attest:                              By:
                                        ------------------------------
                                     Name:
                                          ----------------------------
                                     Title:
-------------------------------            ---------------------------

                                    EXHIBIT A
                          (FACE OF EXCHANGE DEBENTURE)


13 3/4% Subordinated Exchange Debentures due 2009

No.                                                            $
CUSIP Number:                                                   --------------


                               CUMULUS MEDIA INC.

promises to pay to

or registered assigns,

the principal sum of

DOLLARS on July 1, 2009.

Interest Payment Dates: January 1 and July 1

Record Dates: December 15 and June 15

Dated:                 ,
       ----------------  ---------
                                         CUMULUS MEDIA INC. By


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:



This is one of the Exchange Debentures
referred to in the within-mentioned                   (SEAL)
Exchange Debenture Indenture:


as Trustee

By:
    ----------------------------------------
           Authorized Signatory

                          (Back of Exchange Debenture)

                13 3/4% Subordinated Exchange Debentures due 2009


         Capitalized terms used herein shall have the meanings assigned to them in the Exchange Debenture Indenture referred to below unless otherwise indicated.

1. Interest. Cumulus Media Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Exchange Debenture at the rate of 13 3/4% per annum, which interest shall be payable in cash semiannually in arrears on each January 1 and July 1, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be _______________ ___, ____. Interest on the Exchange Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. On each Interest Payment Date the Company will pay interest to the Person who is the Holder of record of this Exchange Debenture as of the close of business on the December 15 or June 15 immediately preceding such Interest Payment Date, even if this Exchange Debenture is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Exchange Debenture Indenture with respect to defaulted interest. Principal, premium, if any, and interest on this Exchange Debenture will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, in the event the Exchange Debentures do not remain in book-entry form, at the option of the Company, payment of interest may be made by check mailed to the Holder of this Exchange Debenture at its address set forth in the register of Holders of Exchange Debentures; provided that all payments with respect to the Global Exchange Debentures and definitive Exchange Debentures having an aggregate principal amount of $5.0 million or more the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Exchange Debenture Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Company's Subsidiaries may act in any such capacity.

4. Exchange Debenture Indenture. The Company issued the Exchange Debentures under an Exchange Debenture Indenture dated as of _______________ ___, ____, ("Exchange Debenture Indenture") between the Company and the Trustee. The terms of the Exchange Debentures include those stated in the Exchange Debenture Indenture and those made part of the Exchange Debenture Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Exchange Debentures are subject to all such terms, and Holders are referred to the Exchange Debenture Indenture and such Act for a statement of such terms. The Exchange Debentures are general unsecured obligations of the Company equal in an aggregate principal amount to $133,000,000 and will mature on July 1, 2009.

5.                Optional Redemption.

         (a) Except as otherwise described below, the Exchange Debentures are not redeemable at the Company's option prior to July 1, 2003. Thereafter, the Exchange Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

          Year                                     Percentage

          2003.................................    106.875%
          2004.................................    105.156%
          2005.................................    103.438%
          2006.................................    101.719%
          2007 and thereafter..................    100.0000%


         (b) Prior to July 1, 2001 the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of Exchange Debentures at a redemption price equal to 113 3/4% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more Equity Offerings (as defined in the Exchange Debenture Indenture) of the Company; provided that at least 65% of the original aggregate principal amount of Exchange Debentures remain outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 90 days after the date of the closing of any such Equity Offering (as defined in the Exchange Debenture Indenture).

6.                Mandatory Redemption.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Exchange Debentures.

7.                Repurchase at Option of Holder.

         (a) Upon the occurrence of a Change of Control, each Holder of Exchange Debentures shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). The right of the Holders of the Exchange Debentures to require the Company to repurchase such Exchange Debentures upon a Change of Control may not be waived by the Trustee without the approval of the Holders of the Exchange Debentures required by Section
                  9.2 of the Exchange Debenture Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Debentures pursuant to the procedures required by the Exchange Debenture Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Debentures as a result of a Change of Control.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Exchange Debenture Indenture, when the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Exchange Debentures and any other Exchange Debenture Pari Passu Debt to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the Exchange Debentures, 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase or, in the case of any Exchange Debenture Pari Passu Debt, 100% of the principal amount thereof (or with respect to discount Exchange Debenture Pari Passu Debt, the accreted value thereof) on the date of purchase, in each case, in accordance with the procedures set forth in Section 3.9 of the Exchange Debenture Indenture or the agreements governing the Exchange Debenture Pari Passu Debt, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of Exchange Debentures, and Exchange Debenture Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the sum of (i) the aggregate principal amount of Exchange Debentures surrendered by Holders thereof and (ii) the aggregate principal amount or accreted value, as the case may be, of Exchange Debenture Pari Passu Debt surrendered by holders or lenders thereof exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representative for the Exchange Debenture Pari Passu Debt shall select the Exchange Debentures and the other Exchange Debenture Pari Passu Debt to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Exchange Debentures are to be redeemed at its registered address. Exchange Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Exchange Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the aggregate principal amount of the Exchange Debentures called for redemption.

9. Denominations, Transfer, Exchange. The Exchange Debentures may be issued initially in the form of one or more fully registered Global Exchange Debentures. The Exchange Debentures may also be issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of Exchange Debentures may be registered and Exchange Debentures may be exchanged as provided in the Exchange Debenture Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Exchange Debenture Indenture. The Company need not exchange or register the transfer of any Exchange Debenture or portion of a Exchange Debenture selected for redemption, except for the unredeemed portion of any Exchange Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Exchange Debenture for a period of 15 days before a selection of Exchange Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Exchange Debenture may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Exchange Debenture Indenture or the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Exchange Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Exchange Debentures), and any existing Default or Event of Default under, or compliance with any provision of the Exchange Debenture Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures). Without the consent of any Holder of a Exchange Debenture, the Exchange Debenture Indenture or the Exchange Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures, to provide for the assumption of the Company's obligations to Holders of the Exchange Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Exchange Debentures or that does not adversely affect the legal rights under the Exchange Debenture Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Exchange Debenture Indenture under the Trust Indenture Act.

12. Defaults and Remedies. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Exchange Debentures (whether or not prohibited by the provisions of Article 10 of the Exchange Debenture Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Exchange Debentures (whether or not prohibited by the provisions of Article 10 of the Exchange Debenture Indenture); (iii) failure by the Company to comply with the provisions of Article 4 of the Exchange Debenture Indenture; (iv) failure by the Company for 30 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding to comply with any of its other agreements in the Exchange Debenture Indenture or the Exchange Debentures; (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Exchange Debenture Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) the failure by the Company or any of its Restricted Subsidiaries to pay final, non-appealable judgments aggregating in excess of $5.0 million, which judgments remain unpaid or discharged for a period of 60 days; and
         (vii) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default (other than an Event of Default described in clause
         (vii) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures may declare all the Exchange Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Exchange Debentures will become due and payable without further action or notice. Holders of the Exchange Debentures may not enforce the Exchange Debenture Indenture or the Exchange Debentures except as provided in the Exchange Debenture Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Debentures waive any existing Default or Event of Default and its consequences under the Exchange Debenture Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Exchange Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Exchange Debenture Indenture, and the Company is required, within 5 Business days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Subordination. The Exchange Debentures are subordinated to Exchange Debenture Senior Debt of the Company. To the extent provided in the Exchange Debenture Indenture, Exchange Debenture Senior Debt must be paid before the Exchange Debentures may be paid. The Company agrees, and each Holder by accepting a Exchange Debenture agrees, that the Indebtedness evidenced by the Exchange Debentures, including, but not limited to, the payment of principal of, premium, if any, and interest on the Exchange Debentures, and any other payment Obligation of the Company in respect of the Exchange Debentures is subordinated in right of payment, to the extent and in the manner provided in the Exchange Debenture Indenture, to the prior payment in full in cash of all Exchange Debenture Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

14. Trustee Dealings with Company. The Exchange Debenture Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Debentures or the Exchange Debenture Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Debentures, by accepting a Exchange Debenture, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

16. Authentication. This Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act.

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Exchange Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Exchange Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Exchange Debenture Indenture. Requests may be made to:

                           Cumulus Media Inc.
                           3535 Piedmont Road
                           Building 14, Fourteenth Floor
                           Atlanta, Georgia 30305
                           Attention: Secretary

                                 ASSIGNMENT FORM


         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
               (Insert assignee's Social Security or tax I.D. No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
      --------------------

                Your Signature:
                                ------------------------------------------------
                (Sign exactly as your name appears on the face of this Security)


                Signature Guarantee:*
                                     -------------------------------------------

----------------

(*) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Exchange Debenture purchased by the Company pursuant to Section 4.10 or 4.13 of the Exchange Debenture Indenture, check the box below:

         |_|  Section 4.10                           |_|  Section 4.13

         If you want to elect to have only part of the Exchange Debenture purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Exchange Debenture Indenture, state the principal amount you elect to have purchased: $______________

Date:    Your Signature:
         (Sign exactly as your name appears on the face of this Security)


         Signature Guarantee:*
                              --------------------------------------------------

-------------

(*) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                    EXHIBIT B

                 (FORM OF LEGEND FOR GLOBAL EXCHANGE DEBENTURE)


         Unless and until it is exchanged in whole or in part for Exchange Debentures in definitive form, this Exchange Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

             SCHEDULE OF EXCHANGES OF DEFINITIVE EXCHANGE DEBENTURES
                  [TO BE ATTACHED TO GLOBAL EXCHANGE DEBENTURE]


         The following exchanges of a part of this Global Exchange Debenture for definitive Exchange Debentures have been made:

                                                                        Principal Amount          Signature of
                       Amount of decrease    Amount of increase in       of this Global        authorized officer
                       in Principal Amount    Principal Amount of      Exchange Debenture         of Trustee or
                         of this Global       this Global Exchange       following such        Exchange Debenture
Date of Exchange       Exchange Debenture          Debenture         decrease (or increase)         Custodian
----------------       ------------------    ---------------------   ----------------------    ------------------

                             CROSS-REFERENCE TABLE*

                                                                                    Exchange Debenture
Trust Exchange Debenture Indenture Act Section                                      Indenture Section

310          (a)(1).............................................................           7.10
             (a)(2).............................................................           7.10
             (a)(3).............................................................           N.A.
             (a)(4).............................................................           N.A.
             (a)(5).............................................................           7.10
             (b)................................................................           7.10
             (c)................................................................           N.A.
311          (a)................................................................           7.11
             (b)................................................................           7.11
             (c)................................................................           N.A.
312          (a)................................................................           2.5
             (b)................................................................           12.3
             (c)................................................................           12.3
313          (a)................................................................           7.6
             (b)(1).............................................................           N.A.
             (b)(2).............................................................           7.7
             (c)................................................................           7.6; 12.2
             (d)................................................................           7.6
314          (a)................................................................           4.3; 12.2
             (b)................................................................           N.A.
             (c)(1).............................................................           12.4
             (c)(2).............................................................           12.4
             (c)(3).............................................................           N.A.
             (d)................................................................           10.3-10.5
             (e)................................................................           12.5
             (f)................................................................           N.A.
315          (a)................................................................           7.1
             (b)................................................................           7.5; 12.2
             (c)................................................................           7.1
             (d)................................................................           7.1
             (e)................................................................           6.11
316          (a) (last sentence)................................................           2.9
             (a)(1)(A)..........................................................           6.5
             (a)(1)(B)..........................................................           6.4
             (a)(2).............................................................           N.A.
             (b)................................................................           6.7
             (c)................................................................           2.12
317          (a)(1).............................................................           6.8
             (a)(2).............................................................           6.9
             (b)................................................................           2.4
318          (a)................................................................           12.1
             (b)................................................................           N.A.
             (c)................................................................           12.1

-------------

N.A. means not applicable.

*This Cross-Reference Table is not part of the Exchange Debenture Indenture.

                                                           TABLE OF CONTENTS


                                                                                                               PAGE
ARTICLE 1             DEFINITIONS AND INCORPORATION BY REFERENCE.................................................1

         Section 1.1.          Definitions.......................................................................1

         Section 1.2.          Other Definitions................................................................16

         Section 1.3.          Incorporation By Reference of Trust Indenture Act................................16

         Section 1.4.          Rules of Construction............................................................17

ARTICLE 2             THE EXCHANGE DEBENTURES...................................................................17

         Section 2.1.          Form and Dating..................................................................17

         Section 2.2.          Execution and Authentication.....................................................18

         Section 2.3.          Registrar and Paying Agent.......................................................19

         Section 2.4.          Paying Agent to Hold Money in Trust..............................................19

         Section 2.5.          Holder Lists.....................................................................19

         Section 2.6.          Transfer and Exchange............................................................20

         Section 2.7.          Replacement Exchange Debentures..................................................20

         Section 2.8.          Outstanding Exchange Debentures..................................................21

         Section 2.9.          Treasury Exchange Debentures.....................................................21

         Section 2.10.         CUSIP Number.....................................................................21

         Section 2.11.         Cancellation.....................................................................22

         Section 2.12.         Defaulted Interest...............................................................22

         Section 2.13.         Book-Entry Provisions for Global Exchange Debentures.............................22

ARTICLE 3             REDEMPTION AND PREPAYMENT.................................................................23

         Section 3.1.          Notices to Trustee...............................................................23

         Section 3.2.          Selection of Exchange Debentures to Be Redeemed..................................24

         Section 3.3.          Notice of Redemption.............................................................24

         Section 3.4.          Effect of Notice of Redemption...................................................25

         Section 3.5.          Deposit of Redemption Price......................................................25

         Section 3.6.          Exchange Debentures Redeemed in Part.............................................26

         Section 3.7.          Optional Redemption..............................................................26

         Section 3.8.          Mandatory Redemption.............................................................27

         Section 3.9.          Offer to Purchase By Application of Excess Proceeds..............................27

ARTICLE 4             COVENANTS.................................................................................29

                                                           TABLE OF CONTENTS
                                                              (continued)


                                                                                                               PAGE
         Section 4.1.          Payment of Exchange Debentures...................................................29

         Section 4.2.          Maintenance of Office or Agency..................................................29

         Section 4.3.          Reports..........................................................................30

         Section 4.4.          Compliance Certificate...........................................................30

         Section 4.5.          Taxes............................................................................31

         Section 4.6.          Stay, Extension and Usury Laws...................................................31

         Section 4.7.          Restricted Payments..............................................................31

         Section 4.8.          Dividend and Other Payment Restrictions Affecting Subsidiaries...................33

         Section 4.9.          Incurrence of Indebtedness and Issuance of Preferred Stock.......................34

         Section 4.10.         Asset Sales......................................................................35

         Section 4.11.         Transactions with Affiliates.....................................................36

         Section 4.12.         Liens............................................................................37

         Section 4.13.         Offer to Repurchase Upon Change of Control.......................................37

         Section 4.14.         Asset Swaps......................................................................38

         Section 4.15.         Corporate Existence..............................................................39

         Section 4.16.         Business Activities..............................................................39

         Section 4.17.         Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries.....39

         Section 4.18.         Payments for Consent.............................................................39

         Section 4.19.         Designation of Unrestricted Subsidiaries.........................................40

ARTICLE 5             SUCCESSORS................................................................................40

         Section 5.1.          Merger, Consolidation, or Sale of Substantially All Assets.......................40

         Section 5.2.          Successor Corporation Substituted................................................41

ARTICLE 6             DEFAULTS AND REMEDIES.....................................................................41

         Section 6.1.          Events of Default................................................................41

         Section 6.2.          Acceleration.....................................................................42

         Section 6.3.          Other Remedies...................................................................43

         Section 6.4.          Waiver of Past Defaults..........................................................43

         Section 6.5.          Control by Majority..............................................................43

         Section 6.6.          Limitation on Suits..............................................................44

                                                           TABLE OF CONTENTS
                                                              (continued)


                                                                                                               PAGE
         Section 6.7.          Rights of Holders of Exchange Debentures to Receive Payment......................44

         Section 6.8.          Collection Suit by Trustee.......................................................44

         Section 6.9.          Trustee May File Proofs of Claim.................................................45

         Section 6.10.         Priorities.......................................................................45

         Section 6.11.         Undertaking for Costs............................................................46

ARTICLE 7             TRUSTEE...................................................................................46

         Section 7.1.          Duties of Trustee................................................................46

         Section 7.2.          Rights of Trustee................................................................47

         Section 7.3.          Individual Rights of Trustee.....................................................48

         Section 7.4.          Trustee's Disclaimer.............................................................48

         Section 7.5.          Notice of Defaults...............................................................48

         Section 7.6.          Reports by Trustee to Holders of the Exchange Debentures.........................49

         Section 7.7.          Compensation and Indemnity.......................................................49

         Section 7.8.          Replacement of Trustee...........................................................50

         Section 7.9.          Successor Trustee by Merger, etc.................................................51

         Section 7.10.         Eligibility; Disqualification....................................................51

         Section 7.11.         Preferential Collection of Claims Against Company................................51

ARTICLE 8             LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................................................51

         Section 8.1.          Option to Effect Legal Defeasance or Covenant Defeasance.........................51

         Section 8.2.          Legal Defeasance and Discharge...................................................52

         Section 8.3.          Covenant Defeasance..............................................................52

         Section 8.4.          Conditions to Legal or Covenant Defeasance.......................................53

         Section 8.5.          Deposited Money and Government Securities to be Held in Trust;
                               Other Miscellaneous Provisions...................................................54

         Section 8.6.          Repayment to Company.............................................................54

         Section 8.7.          Reinstatement....................................................................55

ARTICLE 9             AMENDMENT, SUPPLEMENT AND WAIVER..........................................................55

         Section 9.1.          With Consent of Holders of Exchange Debentures...................................55

         Section 9.2.          Without Consent of Holders of Exchange Debentures................................56

         Section 9.3.          Compliance with Trust Indenture Act..............................................57

                                                           TABLE OF CONTENTS
                                                              (continued)

                                                                                                               PAGE

         Section 9.4.          Revocation and Effect of Consents................................................57

         Section 9.5.          Notation on or Exchange of Exchange Debentures...................................57

         Section 9.6.          Trustee to Sign Amendment, etc...................................................57

ARTICLE 10            SUBORDINATION.............................................................................58

         Section 10.1.         Agreement to Subordinate.........................................................58

         Section 10.2.         Certain Definitions..............................................................58

         Section 10.3.         Liquidation; Dissolution; Bankruptcy.............................................58

         Section 10.4.         Default on Designated Exchange Debenture Senior Debt.............................60

         Section 10.5.         Acceleration of Exchange Debentures..............................................61

         Section 10.6.         When Distribution Must Be Paid Over..............................................61

         Section 10.7.         Notice by Company................................................................61

         Section 10.8.         Subrogation......................................................................61

         Section 10.9.         Relative Rights..................................................................62

         Section 10.10.        Subordination May Not Be Impaired by Company.....................................62

         Section 10.11.        Payment, Distribution or Notice to Representative................................62

         Section 10.12.        Rights of Trustee and Paying Agent...............................................63

         Section 10.13.        Authorization to Effect Subordination............................................63

         Section 10.14.        Amendments.......................................................................63

         Section 10.15.        No Waiver of Subordination Provisions............................................64

ARTICLE 11            MISCELLANEOUS.............................................................................64

         Section 11.1.         Trust Indenture Act Controls.....................................................64

         Section 11.2.         Notices..........................................................................64

         Section 11.3.         Communication by Holders of Exchange Debentures with Other Holders of Exchange Debentures...........................................................65

         Section 11.4.         Certificate and Opinion as to Conditions Precedent...............................65

         Section 11.5.         Statements Required in Certificate or Opinion....................................66

         Section 11.6.         Rules by Trustee and Agents......................................................66

         Section 11.7.         No Personal Liability of Directors, Officers, Employees and Stockholders.........66

         Section 11.8.         Governing Law....................................................................66

         Section 11.9.         No Adverse Interpretation of Other Agreements....................................67

                                                           TABLE OF CONTENTS
                                                              (continued)


                                                                                                               PAGE
         Section 11.10.        Successors.......................................................................67

         Section 11.11.        Severability.....................................................................67

         Section 11.12.        Counterpart Originals............................................................67

         Section 11.13.        Table of Contents, Headings, Etc.................................................67

                                                                     APPENDIX B


                 CERTIFICATE OF DESIGNATIONS SETTING FORTH THE

                    VOTING POWER, PREFERENCES AND RELATIVE,

                          PARTICIPATING, OPTIONAL AND

                              OTHER SPECIAL RIGHTS

                        AND QUALIFICATIONS, LIMITATIONS

                                AND RESTRICTIONS

                                       OF

                    12% SERIES B CUMULATIVE PREFERRED STOCK

                                       OF

                               CUMULUS MEDIA INC.


                  The 12% Series B Cumulative Preferred Stock of Cumulus Media Inc., a Delaware corporation (the "Company") (the "Series B Preferred Stock") shall have the voting powers, preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereon as follows:

         1.       Certain Definitions.

         Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise: provided, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Transfer Agent.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the State of Delaware are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company or similar entity, any membership or similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year or less from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having a rating of at least P-2 from Moody's Investors Service, Inc. (or its successor) and a rating of at least A-2 from Standard & Poor's Ratings Services (or its successor) and (vi) investments in money market or other mutual funds substantially all of whose assets comprise securities of types described in clauses (ii) through (v) above.

         "Change of Control" has the meaning set forth in the Series A Certificate of Designations.

         "Change of Control Offer" has the meaning set forth in Section 8(a).

         "Change of Control Payment" has the meaning set forth in Section 8(a).

         "Change of Control Payment Date" has the meaning set forth in Section 8(d).

         "Commission" means the Securities and Exchange Commission.

         "Company" means Cumulus Media Inc., a Delaware corporation, including its rights and interests as successor by merger to Cumulus Media Inc., an Illinois corporation.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the sum of, without duplication, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) Consolidated Interest Expense of such Person for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) consolidated depreciation, amortization and other non-cash charges of the Person and its Subsidiaries deducted in computing Consolidated Net Income of such Person for such period plus (iv) cash payments with respect to any non-cash charges previously added back pursuant to clause (iii). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; in each case on a consolidated basis and in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) all other extraordinary gains and extraordinary losses shall be excluded.

         "Continuing Directors" has the meaning set forth in the Series A Certificate of Designations.

         "Conversion Effective Date" has the meaning set forth in Section 6(d).

         "Conversion Notice" has the meaning set forth in Section 6(d).

         "Conversion Notice Date" means as to any conversion of Series B Preferred Stock, the date the Conversion Notice is issued.

         "Conversion Price" has the meaning set forth in Section 6(a).

         "Conversion Rate" has the meaning set forth in Section 6(a).

         "Conversion Right" has the meaning set forth in Section 6(a).

         "Credit Agreements" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit; in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Agreements outstanding on the Issue Date (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause
(b) of the definition of Permitted Indebtedness.

         "Credit Facility" means that certain Amended and Restated Credit Agreement, dated as of August 31, 1999, as amended, by and among the Predecessor, Lehman Brothers Inc., as advisor, lead arranger and book manager, Barclays Capital as syndication agent, and Lehman Commercial Paper Inc. as administrative agent, and certain banks, financial institutions and other entities, as lenders, providing for up to $225.0 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Mandatory Redemption Date; provided however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of Section 8.

         "Dividend Payment Date" has the meaning set forth in Section 3(a).

         "Dividend Rate" has the meaning set forth in Section 3(a).

         "Dividend Shares" means shares of Series B Preferred Stock paid by the Company to Holders of then outstanding shares of Series B Preferred Stock as dividends on such outstanding shares in accordance with this Series B Certificate of Designations.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any public or private sale of the Common Stock of the Company pursuant to which the Company receives net proceeds of at least $25.0 million, other than issuances of Common Stock of the Company pursuant to employee benefit plans or as compensation to employees.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Four Quarter Period" has the meaning provided within the definition of "Leverage Ratio".

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantor Senior Debt" means (i) Indebtedness of any Subsidiary Guarantor under or in respect of any Credit Agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and
(ii) any other Indebtedness of any Subsidiary Guarantor permitted under the terms of the Notes Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subsidiary Guarantees. Notwithstanding anything to the contrary in the foregoing sentence, Guarantor Senior Debt will not include (w) any liability for federal, state, local or other taxes owed by a Subsidiary Guarantor, (x) any Indebtedness of a Subsidiary Guarantor to any of its Subsidiaries or other Affiliates or (y) any Indebtedness that is incurred in violation of the Notes Indenture (other than Indebtedness under (i) the Credit Facility or (ii) any other Credit Agreement that is incurred on the basis of a representation by the Company to the applicable lenders that the applicable Subsidiary Guarantor is permitted to incur such Indebtedness under the Notes Indenture).

         "Hedging Obligations" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by Section 9(a) and (ii) other agreements or arrangements designed to protect such Person against fluctuation in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

         "Holder" means a Person in whose name a share of Series B Preferred Stock is registered.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, incur, issue, assume, guarantee or otherwise become liable contingently or otherwise (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, or
(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof (other than letters of credit securing obligations not constituting Indebtedness that are issued in the ordinary course of business by a Person to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or bankers' acceptances, or (iii) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable for such property or service, or (iv) representing any Hedging Obligations, in each case if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and extensions of trade credit in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness. Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

         "Issue Date" means the date on which any shares of Series B Preferred Stock are initially issued.

         "Junior Securities" has the meaning set forth in Section 2.

         "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Company and preferred stock of the Company's Subsidiaries (except preferred stock issued to the Company or a Wholly Owned Subsidiary of the Company) on such date to (ii) the Consolidated Cash Flow of the Company for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

         For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the Four Quarter Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP and (ii) the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Company's Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the Four Quarter

Period. In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any acquisition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing preferred stock) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company consistent with Article 11 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Lien" means, with, respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement with respect to a lease not intended as a security agreement).

         "Liquidation Preference" means $10,000.00 per share of Series B Preferred Stock.

         "Mandatory Redemption Date" means October 3, 2009.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and after any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or asset swap or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

         "Notes Indenture" means the Indenture dated July 1, 1998, among the Predecessor, the Subsidiary Guarantors and the trustee in respect thereof, pursuant to which the Senior Subordinated Notes were issued.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officers' Certificate" means a certificate signed by two officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company and delivered to the Transfer Agent.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Transfer Agent, delivered to the Transfer Agent.

         "Parity Securities" has the meaning set forth in Section 2.

         "Paying Agent" means Firstar Trust Company, a state bank organized and existing under the laws of the State of Wisconsin.

         "Permitted Business" means the broadcasting business or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

         "Permitted Indebtedness" means (a) Indebtedness evidenced by the Senior Subordinated Notes and the Subsidiary Guarantees; (b) Indebtedness pursuant to Credit Agreements, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Agreements does not, at any one time, exceed $175.0 million, less the aggregate amount of all mandatory prepayments of principal applied since the date of the Series A Certificate of Designations to permanently reduce the outstanding amount of such Indebtedness; (c) Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date of the Series A Certificate of

Designations; (d) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (e) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in a Permitted Business in an aggregate principal amount not to exceed $15.0 million at any time outstanding; (f) the incurrence by the Company or its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by this Series B Certificate of Designations to be incurred; (g) the incurrence by the Company or its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or variable rate Indebtedness or for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, in each case in respect of Indebtedness that is permitted by the terms of this Series B Certificate of Designations to be outstanding; provided, however, that in the case of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risks with respect to Indebtedness, the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and in the case of Hedging Obligations incurred for the purpose of protecting against fluctuations in interest rates or the value of foreign currencies purchased or received, such Hedging Obligations do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; (h) Indebtedness incurred solely in respect of performance, surety and similar bonds or completion guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others; (i) Indebtedness arising out of standby letters of credit covering workers compensation, performance or similar obligations in an aggregate amount not to exceed $500,000 at any time outstanding; (j) any guarantee of the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Certificate of Designations; (k) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million; (l) the issuance of shares of Series A Preferred Stock issued as dividends on the Series A Preferred Stock outstanding on the Issue Date or issued subsequent to the Issue Date as dividends permitted pursuant to this clause (l), to the extent such dividends are made pursuant to the terms of the Series A Certificate of Designations as in effect on the Issue Date, on any Preferred Stock issued in exchange for the Series A Preferred Stock, or any dividends on such Preferred Stock to the extent such dividends are made pursuant to the terms of the Series A Certificate of Designations of such Preferred Stock; (m) the issuance of Dividend Shares issued on the Series B Preferred Stock outstanding on the Issue Date or issued subsequent to the Issue Date as dividends permitted pursuant to this clause (m), to the extent such dividends are made pursuant to the terms of this Statement of Resolution Fixing Terms as in effect on the Issue Date, on any Preferred Stock issued in exchange for the Series B Preferred Stock, or any dividends on such Preferred Stock to the extent such dividends are made pursuant to the terms of the this Series B Certificate of Designations of such Preferred Stock; and (n) Guarantor Senior Debt constituting Guarantees by the Subsidiary Guarantors of Indebtedness incurred under the Credit Facility that is permitted by the terms of this Series B Certificate of Designations to be incurred.

         "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment, (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an asset sale; (e) other Investments in any Person or Persons having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding without giving effect to subsequent changes in value or increases or decreases attributable to the accounting for the net income of such Investment, not to exceed $15.0 million; (f) any Investment acquired by the Company in exchange for Equity Interests in the Company (other than Disqualified Stock); (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of the transfer of title with respect to any secured investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (h) Hedging Obligations permitted under Section 9(a); (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; (j) any guarantees permitted to be made pursuant to Section 9(a); and (k) all Investments of the Company and its Restricted Subsidiaries in existence as of the date hereof.

         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Agreement) of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) such Indebtedness is incurred either by the Company or by the Restricted

Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor" means Cumulus Media Inc., an Illinois corporation, as predecessor to the Company.

         "Preferred Stock" means, with respect to any Person, any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "Principal" means Richard W. Weening and Lewis W. Dickey, Jr.

         "Purchase Agreement" means that certain Securities Purchase Agreement dated October 2, 2000 between the Predecessor and the initial purchasers of shares of Series B Preferred Stock, as modified or amended in accordance with the terms thereof.

         "Record Date" has the meaning set forth in Section 3(a).

         "Redemption Date" has the meaning set forth in Section 5(d).

         "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any distribution on account of any Junior Securities (other than dividends or distributions payable in Junior Securities (other than Disqualified Stock)), (ii) the purchase, redemption or other acquisition or the retirement of, for value, any Junior Securities or (iii) the making of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Redemption Price" has the meaning set forth in Section 5(a).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Subordinated Notes" means the 10 3/8% Senior Subordinated Notes Due 2008 originally issued by the Predecessor on July 1, 1998.

         "Series A Issue Date" means the date on which shares of Series A Preferred Stock were initially issued.

         "Series A Preferred Stock" means the 13.75% Series A Cumulative Convertible Redeemable Preferred Stock Due 2009 issued pursuant to the Series A Certificate of Designations.

         "Series B Preferred Stock" means the 12% Series B Cumulative Preferred Stock issued pursuant to this Series B Certificate of Designations.

         "Series A Certificate of Designations" means the Certificate of Designations Setting Forth the Voting Power, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of the 13 3/4 Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 of the Company, subsequent to the merger of the Predecessor with and into the Company, and, prior to such merger, the Statement of Resolutions Fixing Terms of Voting Power, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of the 13 3/4 Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 of the Predecessor, as in effect on the Issue Date.

         "Series B Certificate of Designations" means this Certificate of Designations Setting Forth the Voting Power, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 12% Series B Cumulative Preferred Stock of the Company, subsequent to the merger of the Predecessor with and into the Company, and, prior to such merger, the Statement of Resolutions Fixing Terms of Voting Power, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 12% Series B Cumulative Preferred Stock of the Predecessor.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock, entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantees" means each of the Guarantees entered into by each Subsidiary Guarantor of the Company dated as of the date of the Note Indenture and each Guarantee entered into by each Restricted Subsidiary created or acquired by the Company thereafter.

         "Subsidiary Guarantors" means each Subsidiary of the Company party to a Subsidiary Guarantee.

         "Transfer Agent" means Firstar Trust Company, a state bank organized and existing under the laws of the State of Wisconsin.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Undesignated Shares" means shares of the preferred stock of the Company which are authorized under its Certificate of Incorporation, are not issued and outstanding, and have not been assigned to a series of preferred stock.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below), (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) CCC. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt; (c) the Company certifies that such designation complies with Section 9(c); (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;
(e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no Investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced by a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Certificate of Designations and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to Section 9(a)(i) on a pro forma basis taking into account such designation.

         "Voting Rights Amendment" means an amendment to the By-laws of the Company providing for an increase in the size of the Board of Directors of the Company to, at all times, accommodate the appointment of a sufficient number of directors designated by the Holders of Series B Preferred Stock in compliance with clauses (a) and (b) of Section 7(b).

         "Voting Rights Triggering Event" has the meaning set forth in Section 7(b).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

         2.       Ranking.

                  (a) The Series B Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company and to each other class of Capital Stock of the Company established after the Issue Date by the Board of Directors of the Company the terms of which do not expressly provide that it ranks on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Securities"); (ii) subject to certain conditions described below, on a parity with each series of preferred stock existing on the Issue Date the terms of which do not expressly provide that it ranks junior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company and any class or series of Capital Stock established after the Issue Date by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"). The Shares of Series B Preferred Stock shall rank on parity with the Series A Preferred Stock as to dividend distributions and distribution upon the liquidation, winding up and dissolution of the Company, and Parity Securities shall include, without limitation, the shares of Series A Preferred Stock.

                  (b) The Company shall not authorize or issue any new class of Parity Securities without the affirmative vote or consent (voting or consenting as one class) of the holders of at least 50% of the shares of Series B Preferred Stock then outstanding, voting or consenting, as the case may be, as one class; provided, that, without the approval of Holders of the Series B Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or purchase, any or all of the shares of the Series B Preferred Stock or other Parity Securities then outstanding.

         3.       Dividends.

                  (a) The Holders of the outstanding shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the

Company legally available therefor, dividends on the Series B Preferred Stock, which shall accrue at a rate per annum equal to 12% of the Liquidation Preference (the "Dividend Rate"). If at any time dividends on the Series B Preferred Stock are in arrears and unpaid for four consecutive quarterly dividend periods, holders of Series B Preferred Stock will be entitled to the voting rights specified in Section 7 of this Series B Certificate of Designations. All dividends will be cumulative, whether or not earned or declared on a daily basis, from the Issue Date and will be payable quarterly in arrears on July 1, October 1, January 1 and April 1,of each year, commencing on January 1, 2001, or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date") to the Holders on the June 15, September 15, December 15 or March 15 immediately preceding the relevant Dividend Payment Date (each, a "Record Date"). The Company may, at its option, pay dividends in cash or in Dividend Shares (including fractional shares, provided that the Company may, at its option, pay cash in lieu of issuing fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such Dividend Shares shall constitute "payment" of the related dividend for all purposes of this Series B Certificate of Designations. Dividends payable on the Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and the number of days actually elapsed and will be deemed to accrue on a daily basis.

                  (b) Dividend Rate Adjustment Following Default. The Dividend Rate shall be adjusted from 12% of the Liquidation Preference per annum to 17% of Liquidation Preference per annum on the first day next following the occurrence of a breach of any of the terms of this Series B Certificate of Designations or a breach of any of the terms of (i) Section(s) 8.1, 8.4, 8.6, 8.8, 8.9, 8.10, 8.11, 8.17, 8.18 or 11.13, (ii) Article IX, or
(iii) Article X of the Purchase Agreement (each, a "Specified Event of Default") and shall continue to accrue at such adjusted per annum rate through and including the day following the date on which such Specified Event of Default or breach has been cured or waived in writing by the holders of not less than a majority of the aggregate number of shares of Series B Preferred Stock outstanding (such period being herein referred to as the "Covenant Default Period"). Such adjusted Dividend Rate shall automatically be readjusted from the default rate applicable during the Covenant Default Period as provided above to 12% of the Liquidation Preference per annum on the day following the date on which such Specified Event of Default or breach is cured as provided in the Purchase Agreement or waived in writing by the holders of not less than a majority of the aggregate number of shares of Series B Preferred Stock outstanding.

                  (c) No full dividends shall be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Series B Preferred Stock. If full dividends are not so paid, the Series B Preferred Stock will share dividends pro rata with the Parity Securities. Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend on Junior Securities payable solely in shares of any Junior Securities) shall be declared or paid upon (or deemed paid), or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no shares of Junior Securities or Parity Securities shall be repurchased, redeemed or otherwise acquired or retired by the

Company or any of its Subsidiaries except as permitted under Section 9(c) hereof; and (iii) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities or Parity Securities by the Company or any of its Subsidiaries. Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of the Series B Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

         4.       Liquidation Preference.

                  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders of Series B Preferred Stock shall be entitled to payment, out of the assets of the Company available for distribution to stockholders, the Liquidation Preference per share of Series B Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to but excluding the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series B Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Series B Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of the full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the Holders of shares of Series B Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons shall be deemed to be a liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

         5.       Redemption by the Company.

                  (a) On the Mandatory Redemption Date, the Company shall be required to redeem (subject to the legal availability of funds therefor and to Section 170 of the DGCL) all outstanding shares of Series B Preferred Stock at a price (the "Redemption Price") equal to 100% of the then effective Liquidation Preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption
Date). The Company shall not be required to make sinking fund payments to protect the Liquidation Preference with respect to the Series B Preferred Stock.

                  (b) The Series B Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto, to the legal availability of funds therefor and to

Section 170 of the DGCL) at any time, in whole or from time to time in part, at the option of the Company at the Redemption Price.

                  (c) In the event of partial redemptions of Series B Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company, provided that the Company may redeem such shares held by any Holder of fewer than 100 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), without regard to any pro rata redemption requirement.

                  (d) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series B Preferred Stock at their registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the redemption price; (iv) if less than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Liquidation Preference of, and the accrued and unpaid dividends on, the shares of Series B Preferred Stock to be redeemed; (v) that on the Redemption Date the redemption price shall become due and payable upon each share of Series B Preferred Stock to be redeemed; and (vii) the place or places where shares are to be surrendered for payment of the redemption price. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (e) If notice has been mailed in accordance with Section 5(d) above and, provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been segregated and irrevocably set apart by the Company, in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, on and after the Redemption Date, unless the Company defaults in the payment of the applicable redemption price, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the redemption price, without interest; provided, however, that if a notice of redemption shall have been given and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the pro rata benefit of the Holders of the shares called for redemption, dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the Holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. New certificates of Series B Preferred Stock having an aggregate Liquidation Preference equal to the unredeemed portion of the Series B Preferred Stock shall be issued in the name of the Holder thereof upon cancellation of the original shares of Series B Preferred Stock without cost to the Holder thereof. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price. Shares of Series B

Preferred Stock issued and reacquired by the Company pursuant to this Section 5 shall, upon compliance with the applicable requirements of Delaware law, have the status of Undesignated Shares of the Company, and may, with any and all other Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Series B Preferred Stock must be in compliance with this Series B Certificate of Designations.

                  (f) Any deposit of funds with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

                           (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

                  (g) No Series B Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any redemption which is required pursuant to clause (a) above or which the Company elects pursuant to clause (b) above.

                  (h) No optional redemption may be authorized or made (i) unless prior thereto or contemporaneously therewith full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Series B Preferred Stock and on the Series A Preferred Stock, or (ii) at a price less than 101 % of the Liquidation Preference of the Series B Preferred Stock at any time when the Company is making an offer to purchase shares of Series B Preferred Stock under a Change of Control Offer in accordance with
Section 8.

         6. Conversion Rights. The Holders shall have conversion rights in respect of the shares of Series B Preferred Stock as follows (the "Conversion Rights"):

                  (a) The shares of Series B Preferred Stock shall be convertible, at the times and under the conditions described in this Section 6 hereafter, at the rate (the "Conversion Rate") of one share of Series B Preferred Stock into the number of shares of Class B Common Stock that equals the quotient obtained by dividing the Liquidation Preference by the Conversion Price (defined hereinafter). Thus, the number of shares Class B Common Stock to which a Holder shall be entitled upon any conversion provided for in this
Section 6 shall be the product obtained by multiplying the Conversion Rate by the number of shares of Series B Preferred Stock being converted. Such conversion shall be deemed to have been made on the Conversion Effective Date (defined hereinafter), and such conversion shall be effected in accordance with the procedures described herein below. Upon conversion of any shares of Series B Preferred Stock, the Company shall pay all declared or accrued but unpaid dividends as to such shares to the Holders thereof to and through the Conversion Effective Date; provided, however, that the Company may, at its option, in lieu of making a full cash payment of all such declared or accrued but unpaid dividends, make payment thereof in that number of whole shares of Class B Common Stock calculated by dividing the total of such declared or accrued but unpaid dividends due such Holders by the Conversion Price. The "Conversion Price" shall be equal to the lower of (i) the closing sale prices of the Company's Class A Common Stock as reported by the NASDAQ Stock Market on the Conversion Notice Date (or the first trading day prior thereto if such date is not a trading day), or (ii) the average of the closing sales prices of the Company's Class A Common Stock as reported by the NASDAQ Stock Market for the twenty (20)-day trading period prior to the Conversion Notice Date (weighted by daily trading volume); provided, however, that if on any day the Class A Common Stock is not quoted on the NASDAQ Stock Market, then, as of the any applicable date, the average of the highest bid and lowest asked prices in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, or if on any date the Class A Common Stock is not so quoted on the National Quotation Bureau, Incorporated, then as of the Conversion Notice Date the average (weighted by daily trading volume) of the closing prices of the Class A Common Stock on the principal securities exchange on which such security may be listed at the time.

                  (b) Each share of Series B Preferred Stock shall be convertible, at the option of the Holder thereof, at any time on or after March 30, 2002, or at any time after the occurrence of a Specified Event of Default, in respect of such share at the office of the Company or any transfer agent for the Series B Preferred Stock, into Class B Common Stock at the then effective Conversion Rate.

                  (c) No fractional shares of Class B Common Stock shall be issued upon conversion of Series B Preferred Stock, and any shares of Series B Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Class B Common Stock shall be redeemed at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

                  (d) Before any Holder shall be entitled to receive certificates representing the shares of Class B Common Stock into which shares of Series B Preferred Stock are converted in accordance with this Section 6, such Holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the certificates for shares of Class B Common Stock to be issued, if different from the name shown on the books and records of the Company. Said conversion notice ("Conversion Notice") shall also contain such representations of the Holder as may reasonably be required by the Company to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. In the case of a conversion pursuant to this Section 6, the Company shall, on or before the fifteenth (15th) day following receipt by the Company of the Conversion Notice, issue and deliver at such office to such Holder, or to the nominee or nominees of such Holder as provided in the Conversion Notice, a certificate or certificates for the number of shares of Class B Common Stock to which such

Holder shall be entitled as aforesaid. Such date for issuance and delivery of the shares of Class B Common Stock received upon conversion of Preferred Stock pursuant to this Section 6 is hereafter referred to as the Conversion Effective Date. The person or persons entitled to receive the shares of Class B Common Stock issuable upon a conversion pursuant to this Section 6 shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Effective Date. All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the Holder or his or its predecessors.

                  (e) In the event the Company at any time or from time to time after the Issue Date effects a subdivision or combination of the outstanding Class B Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the outstanding Series B Preferred Stock, then and in each such event the Conversion Price to the extent then determined, (and the corresponding Conversion Rate) shall be increased or decreased proportionately.

                  (f) The Company shall not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders against impairment.

                  (g) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, to the extent such authorized but unissued shares of Class B Common Stock are available as of the Issue Date, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time after the Issue Date the number of authorized but unissued shares of Class B Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company shall take such corporate action as it may deem necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purpose.

         7.       Voting Rights.

                  (a) The Holders of shares of Series B Preferred Stock shall have no voting rights, except as required by non-waivable provisions of Delaware law and as hereinafter provided in this Section 7. It is the intention of this Section 7(a) to deny voting rights to holders of shares of Series B Preferred Stock except (i) as specifically granted in Sections 7(b) through 7(i), and (ii) to the extent that non-waivable provisions of Delaware law preclude the denial of voting rights to holders of shares of Series B Preferred Stock.

                  (b)      If:

                           (i) at any time, dividends on the outstanding Series B Preferred Stock are in arrears and unpaid for four
                  (4) consecutive quarterly dividend periods;

                           (ii)     the Company fails to discharge any
                  redemption obligation with respect to the Series B Preferred Stock (whether or not the Company is permitted to do so by the terms of the Credit Facility, the Senior Subordinated Notes, the DGCL, or any other obligation of the Company);

                           (iii) the Company fails to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 8 hereof (whether or not the Company is permitted to do so by the terms of the Credit Facility, the Senior Subordinated Notes or any other obligation of the Company) or fails to purchase shares of Series B Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer;

                           (iv) the Company breaches or violates any of the other covenants or agreements set forth in Section 9 hereof and such breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Series B Preferred Stock then outstanding; or

                           (v) the Company or any Restricted Subsidiary defaults under the terms of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Certificate of Designations, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more (each of the events described in clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a "Voting Rights Triggering Event");

then, the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the majority of the then outstanding Series B Preferred Stock, voting separately as a class, to elect two directors.

                  (c) Whenever the foregoing voting rights shall have vested, such rights may be exercised initially either at a special meeting of the Holders of Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Series B Preferred Stock. Such right of the Holders of Series B Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full (ii) all other failures, breaches or defaults giving rise to such Voting Rights Triggering Event are remedied or waived by the Holders of at least a majority of the shares of Series B Preferred Stock then outstanding, at which time the term of such directors previously elected pursuant to the provisions of this Section 7(b) shall thereupon terminate, and such directors shall be deemed to have resigned.

                  (d) At any time when the foregoing voting rights shall have vested in the Holders of Series B Preferred Stock and if such rights shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of Holders of record of 10% or more of the Series B Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of Holders of Series B Preferred Stock. Such meeting shall be held at the earliest practicable date based upon the number of days of notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Series B Preferred Stock then outstanding may designate in writing a Holder of Series B Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the number of days of notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such Holder. Any Holder of Series B Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7. Notwithstanding the provisions of this Section 7(d) however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

                  (e) If any director so elected by the Holders of Series B Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Series B Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (f) In addition to the matters set forth in Section 2(b), the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class merge, consolidate or sell all or substantially all of the assets of the Company except as permitted pursuant to Section 9(b).

                  (g) In addition to the matters set forth in clause (f) above, except as stated above under Section 2, the Company shall not, without the affirmative vote or consent of holders of at least a 50% of the shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of it of its Affiliates not being considered to be outstanding for this purpose), voting or consenting, as the case may be, as one class:

                           (i)      amend this Series B Certificate of
                  Designations so as to adversely affect the specified rights, preferences, privileges or voting rights of holders of shares of the Series B Preferred Stock, or

                           (ii) increase the number of authorized shares of the Company designated as Series B Preferred Stock.

                  (h) Without the consent of each Holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Series B Certificate of Designations may not (with respect to any shares of Series B Preferred Stock held by a non-consenting Holder):

                           (i) alter the voting rights with respect to the Series B Preferred Stock (provided, however, that the consent of Holders of Series B Preferred Stock shall not be required to approve the Voting Rights Amendment) or reduce the number of shares of Series B Preferred Stock whose holders must consent to an amendment, supplement or waiver of the terms of this Series B Certificate of Designations;

                           (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Series B Preferred Stock or alter the provisions with respect to the redemption of the Series B Preferred Stock (except as provided with respect to Section 8 hereof);

                           (iii) reduce the rate or change the time for payment of dividends on any share of Series B Preferred Stock;

                           (iv) waive the consequences of any failure to pay dividends on the Series B Preferred Stock;

                           (v) make any share of Series B Preferred Stock payable in any form other than that stated in this Certificate of Designations;

                           (vi) make any change in the provisions of this Series B Certificate of Designations relating to waivers of the rights of holders of Series B Preferred Stock to receive the Liquidation Preference and dividends on the Series B Preferred Stock;

                           (vii) waive a redemption payment with respect to any share of Series B Preferred Stock (except as provided with respect to Section 8 hereof); or

                           (viii) make any change in the foregoing amendment and waiver provisions.

                  (i) The Company in its sole discretion may, without the vote or consent of any Holders of the Series B Preferred Stock, amend or supplement this Series B Certificate of Designations:

                           (i)      to cure any ambiguity, defect or
                  inconsistency;

                           (ii) except as set forth in Section 2(b) and clauses (f) and (g) above, to create, authorize or issue any shares of Junior Securities or Parity Securities;

                           (iii) to decrease the amount of authorized capital stock of any class, including any Series A Preferred Stock or Series B Preferred Stock;

                           (iv) to increase the amount of authorized capital stock of any class of Junior Securities; or

                           (v) to make any change that would provide any additional rights or benefits to the Holders of this Series B Preferred Stock or that does not adversely affect the legal rights under this Series B Certificate of Designations of any such Holder.

         8.       Change of Control.

                  (a) Upon the occurrence of a Change of Control, and subject to the limitation provided in Section 8(h), the Company shall make an offer (the "Change of Control Offer") to each Holder of shares of Series B Preferred Stock to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the shares of Series B Preferred Stock held by such Holder, any fractional shares) of such Holder's Series B Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends, if any, thereon to but excluding the date of purchase (the "Change of Control Payment") (including an amount in cash equal to a pro rated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date) (subject to the right of Series B Preferred Stock Holders of record on the relevant record date to receive dividends due on the relevant Dividend Payment Date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Series B Preferred Stock pursuant to this covenant in the event that it has exercised its right to redeem all of the Series B Preferred Stock pursuant to Section 5(b).

                  (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Series B Preferred Stock and a full description of the circumstances and relevant facts and financial information regarding such Change of Control.

                  (c) The Company shall comply, to the extent applicable, with the requirements of Rule 14(e) of the Exchange Act and any other securities laws and regulations in connection with the repurchase of the Series B Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof. The Change of Control Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Change of Control Offer (which at a minimum will include (i) the most recent annual and quarterly financial statements, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Change of Control Offer) and (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase).

                  (d) Within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof), the Company shall mail a notice to each Holder stating:

                           (i) that the Change of Control Offer is being made pursuant to this Section 8 and that all shares of Series B Preferred Stock tendered shall be accepted for payment;

                           (ii)     the amount of the Change of Control
                  Payment, the purchase date, which shall be not earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                           (iii) that any share of Series B Preferred Stock not tendered shall continue to accumulate dividends;

                           (iv)     the place or places where Series B
                  Preferred Stock are to be surrendered for tender pursuant to the Change of Control Offer;

                           (v) that, on the Change of Control Payment Date, the purchase price shall become due and payable upon each share of Series B Preferred Stock accepted for payment pursuant to the Change of Control Offer and, unless the Company fails to pay the Change of Control Payment on the Change of Control Payment Date, all shares of Series B Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                           (vi) that Holders electing to have any shares of Series B Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Series B Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                           (vii) that, if such Offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control; and

                           (viii) that the Holder may tender all or any portion of the shares of Series B Preferred Stock held by such Holder and that in the case of any Holder whose shares are to be purchased only in part, the Company shall execute, authorize and deliver to the Holder, without service charge, a new certificate as requested by such Holder, for the unpurchased portion of his shares of Series B Preferred Stock.

                  (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Series B Preferred Stock or portions thereof property tendered pursuant to the Change of Control Offer, (ii) deposit with the Payment Agent an amount equal to the Change of Control Payment in respect of all shares of Series B Preferred Stock so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of Series B Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Series B Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of Series B Preferred Stock so tendered the Change of Control Payment for such Series B Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate representing the shares of Series B Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Series B Preferred Stock represented by the certificates so surrendered. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (f) If, at the time of a Change of Control, the Company is restricted or prohibited by the terms of any Credit Agreements from purchasing shares of Series B Preferred Stock that may be tendered by Holders pursuant to a Change of Control Offer, prior to complying with the provisions of Section 8(a), but in any event within 30 days following a Change of Control (unless the Company has exercised its right to redeem all the Series B Preferred Stock pursuant to Section 5(b)), the Company shall either (i) repay in full all outstanding Obligations under such Credit Agreements or offer to repay in full all outstanding Obligations under such Credit Agreements and repay the Obligations of each lender who has accepted such offer or (ii) obtain the requisite consent under such Credit Agreements to permit the repurchase of the Series B Preferred Stock required by this Section 8. The Company must first comply with the covenant described in the preceding sentence before it will be required to repurchase shares of Series B Preferred Stock in the event of a Change of Control; provided, that if the Company fails to comply with the covenant described in the preceding sentence, the sole remedy to holders of Series B Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event. Moreover, the Company will not repurchase or redeem any Series B Preferred Stock pursuant to this Change of Control provision prior to the Company's repurchase of the Senior Subordinated Notes pursuant to the Change of Control covenants in the Notes Indenture.

                  (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 applicable to a Change of Control Offer made by the Company and purchases all shares of Series B Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

                  (h) The Company may not repurchase or redeem, pursuant to the provisions of this Section 8, any shares of Series B Preferred Stock (or any securities into which any of such shares are convertible or exchangeable) prior to compliance by the Company with the provisions of Section 8 of the Series A Certificate of Designations and compliance with Section 4.13 of the Notes Indenture as in effect on the date hereof.

         9.       Certain Covenants.

                  (a) Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

                           (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and the Company may issue shares of Disqualified Stock if the Company's Leverage Ratio at the time of the incurrence of such Indebtedness or issuance of such Disqualified Stock, after giving pro-forma effect thereto and to the use of proceeds therefrom, is less than
                  7.0 to 1. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 9(a).

                           (ii) Notwithstanding clause (i) above, the Company and its Restricted Subsidiaries may Incur Permitted Indebtedness without regard to the foregoing limitation provided, however, that the Company will not permit any Unrestricted Subsidiary to Incur Indebtedness other than Non-Recourse Debt and in the event such Indebtedness ceases to be Non-Recourse Debt such event shall be deemed to constitute an Incurrence of Indebtedness by the Company.

                  (b)      Merger, Consolidation, or Sale of Assets.

                  The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of the Surviving Entity, having in respect of such successor, transferee or resulting corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon that the

Series B Preferred Stock had immediately prior to such transaction; (iii) immediately after such transaction, no Voting Rights Triggering Event, and no event that after the giving of notice or lapse of time or both would become a Voting Rights Triggering Event, shall have occurred and be continuing; and (iv) the Company or the Surviving Entity will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable Four Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 9(a)(i). Notwithstanding the restrictions described in the foregoing clause (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

                  (c)      Restricted Payments.

                           (i) The Company and its Restricted Subsidiaries shall not make any Restricted Payment unless after giving effect thereto (A) no Voting Rights Triggering Event or event which, with notice or lapse of time or both, would become a Voting Rights Triggering Event has occurred and is continuing; (B) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Series B Certificate of Designations (excluding Restricted Payments permitted by clauses (B), (C) and (E) of paragraph (ii) below), is less than the sum of (1) (a) 100% of the aggregate Consolidated Cash Flow of the Company (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the Company's fiscal quarter commencing after the Series A Issue Date and ending on the last day of the Company's most recent fiscal quarter for which financial information is available to the Company ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (b) 1.4 times Consolidated Interest Expense for the same period, plus (2) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company from the issue or sale since the Series A Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, other than Disqualified Stock or debt securities that have been converted into Disqualified Stock and other than the Common Stock issued in the Common Stock Offering), plus (3) to the extent that any Restricted Investment that was made after the Series A Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (a) the net proceeds of such sale, liquidation or repayment and (b) the amount of such Restricted Investment, plus (4) $5.0 million.

                           (ii) The provisions in Section 9(c)(i) shall not be violated by reason of (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Series B Certificate of Designations; (B) the redemption, repurchase, retirement or other acquisition of any Junior Securities or Parity Securities of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Junior Securities or Parity Securities of the Company (other than any Disqualified Stock); (C) the repurchase, redemption or other acquisition or retirement for value of any Junior Securities or Parity Securities of the Company or any Subsidiary of the Company held by any of the Company's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement or stock option agreement in connection with the termination of such person's employment for any reason (including by reason of death or disability); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Junior Securities or Parity Securities shall not exceed $500,000 in any twelve-month period; and provided further that no Voting Rights Triggering Event shall have occurred and be continuing immediately after such transaction; and (D) repurchases of Junior Securities or Parity Securities deemed to occur upon exercise of stock options if such Junior Securities or Parity Securities represent a portion of the exercise price of such options.

                  (d)      Designation of Unrestricted Subsidiaries.

                  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Voting Rights Triggering Event. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (C) of Section 9(c)(i). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  (e) Limitations on Transactions with Affiliates and Related Persons.

                  The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a majority of the members of the Board of Directors who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions, and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a resolution adopted by a majority of the members of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view has been issued to the Company by an accounting, appraisal, engineering or investment banking firm of national standing, provided that the following shall not be deemed Affiliate
Transactions: (1) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and/or its Restricted Subsidiaries,
(3) Restricted Payments and Permitted Investments that are permitted by Section 9(c), (4) indemnification payments made to officers, directors and employees of the Company or any Restricted Subsidiary pursuant to charter, bylaw, statutory or contractual provisions and (5) any agreement in effect as of the Issue Date or any transaction contemplated thereby.

                  (f)      Reports.

                  Whether or not required by the rules and regulations of the Commission, so long as any shares of Series B Preferred Stock are outstanding, the Company will furnish to the Transfer Agent and the Holders, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such filing).

         10.      Amendment.

                  Notwithstanding anything to the contrary in the DGCL, unless otherwise provided in Section 2(b) or 7, neither this Series B Certificate of Designations nor the Certificate of Incorporation shall be amended in any manner that would increase or decrease the par value of the shares of the Series B Preferred Stock or alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect the Holders thereof adversely without the affirmative vote of the Holders of a majority of the outstanding Series B Preferred Stock voting separately as a class.

         11.      Exclusion of Other Rights.

                  Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Series B Certificate of Designations (as such Series B Certificate of Designations may be amended from time to time in accordance with the terms hereof) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

         12.      Headings of Sections.

                  The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         13.      Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Series B Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof, shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.